Exhibit 99.4

Item 8. Financial Statements and Supplemental Data.

The Company’s consolidated financial statements listed in the “Index to Consolidated Financial Statements” described at F-1 are incorporated by reference herein.

1

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
  of Duff & Phelps Corporation and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Duff & Phelps Corporation and subsidiaries (the “Successor”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income/(loss), and cash flows for the year ended December 31, 2008 and the period from October 4, 2007 to December 31, 2007.  We have also audited the related consolidated statements of operations, unitholders’ equity and comprehensive income/(loss), and cash flows of Duff & Phelps Acquisitions, LLC and subsidiaries (the “Predecessor”) for the period from January 1, 2007 to October 3, 2007 and the year ended December 31, 2006. In connection with our audits of the consolidated financial statements, we also have audited the related consolidated financial statement schedule II, Valuation and Qualifying Accounts. These consolidated financial statements and the accompanying consolidated financial statement schedule are the responsibility of the Successor’s and Predecessor’s (collectively the “Company”) management. Our responsibility is to express an opinion on these consolidated financial statements and the consolidated financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Successor as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and the period from October 4, 2007 to December 31, 2007, in conformity with U.S. generally accepted accounting principles. Further, in our opinion, the Predecessor’s consolidated financial statements referred to above present fairly, in all material respects, the results of its operations and cash flows for the period January 1, 2007 to October 3, 2007 and the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, the Successor commenced operations on October 4, 2007 as a result of the closing of its initial public offering and obtained control of the Predecessor.  As discussed in Note 5 to the consolidated financial statements, the Successor adopted the provisions of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, as related to financial assets and liabilities, as of January 1, 2008.  As discussed in Note 2 to the consolidated financial statements, the Successor adopted the presentation and disclosure requirements of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements  and the presentation and disclosure requirements of FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, for all periods presented. As discussed in Notes 2 and 17 to the consolidated financial statements, effective January 1, 2009 the Successor changed the structure of its internal organization in a manner that caused the composition of its reportable segments to change, and in accordance with Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, the new reportable segment structure has been retroactively applied for all periods presented.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Successor’s internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), and our report dated February 25, 2009 expressed an unqualified opinion on the effectiveness of the Successor’s internal control over financial reporting.

/s/ KPMG LLP

New York, New York
February 25, 2009 except for Notes 2, 4,  17 and 19 which are dated as of October 15, 2009

Duff & Phelps Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	Successor		Predecessor
		Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended
	December 31,	December 31,	October 3,	December 31,
	2008	2007	2007	2006

Revenues	$381,476	$87,883	$253,275	$246,742
Reimbursable expenses	10,546	2,824	9,946	12,526
Total revenues	392,022	90,707	263,221	259,268
Direct client service costs
Compensation and benefits (includes $20,537 of of equity-based compensation for the year ended December 31, 2008; $23,806 for the period October 4, 2007 to December 31, 2007; $23,187 for the period January 1 to October 3, 2007; and $10,244 for the year ended December 31, 2006)	216,137	71,141	158,748	146,926
Other direct client service costs	8,224	1,440	2,307	1,034
Acquisition retention expenses	793	217	2,035	6,003
Reimbursable expenses	10,623	2,586	10,079	12,685
	235,777	75,384	173,169	166,648
Operating expenses
Selling, general and administrative (includes $10,803 of of equity-based compensation for the year ended December 31, 2008; $2,856 for the period October 4, 2007 to December 31, 2007; $8,241 for the period January 1 to October 3, 2007; and $3,790 for the year ended December 31, 2006)	108,312	25,308	70,946	68,606
Depreciation and amortization	9,816	2,384	6,754	7,702
	118,128	27,692	77,700	76,308

Operating income/(loss)	38,117	(12,369)	12,352	16,312

Other expense/(income)
Interest income	(668)	(763)	(1,306)	(556)
Interest expense	3,475	1,426	5,494	5,911
Other expense/(income)	398	369	215	(243)
	3,205	1,032	4,403	5,112

Income/(loss) before income taxes	34,912	(13,401)	7,949	11,200

Provision for income taxes	10,619	1,176	1,051	701

Net income/(loss)	24,293	(14,577)	6,898	10,499

Less: Net income/(loss) attributable to noncontrolling interest	19,068	(8,225)	-	-

Net income/(loss) attributable to Duff & Phelps Corporation	$5,225	$(6,352)	$6,898	$10,499

Weighted average shares of Class A common stock outstanding
Basic	13,225	13,018
Diluted	13,501	13,018

Net income per share attributable to stockholders of Class A common stock of Duff & Phelps Corporation
Basic	$0.37	$(0.49)
Diluted	$0.36	$(0.49)

See accompanying notes to the consolidated financial statements.

Duff & Phelps Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except per share data)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$81,381	$90,243
Accounts receivable, net (Note 2)	55,876	45,572
Unbilled services	17,938	23,075
Prepaid expenses and other current assets	6,599	6,275
Net deferred income taxes, current	4,304	9,551
Total current assets	166,098	174,716

Property and equipment, net (Note 6)	28,350	23,686
Goodwill (Note 7)	116,456	107,562
Intangible assets, net (Note 7)	32,197	28,233
Other assets	11,487	5,070
Net deferred income taxes, non-current	61,609	65,246
Total non-current assets	250,099	229,797

Total assets	$416,197	$404,513

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,692	$2,899
Accrued expenses	4,424	12,238
Accrued compensation and benefits	47,761	72,713
Deferred revenue	3,280	7,931
Equity-based compensation liability	1,115	498
Current portion of long-term debt (Note 8)	794	794
Current portion due to non-controlling unitholders	3,148	3,114
Total current liabilities	64,214	100,187

Long-term debt, less current portion (Note 8)	42,178	42,387
Other long-term liabilities (Note 9)	16,715	15,260
Due to non-controlling unitholders, less current portion	55,331	65,196
Total non-current liabilities	114,224	122,843

Total liabilities	178,438	223,030

Commitments and contingencies (Note 13)

Preferred stock (50,000 shares authorized; zero issued and outstanding)	-	-
Class A common stock, par value $0.01 per share (100,000 shares authorized; 14,719 and 13,125 shares issued and outstanding at December 31, 2008 and 2007, respectively)	147	131
Class B common stock, par value $0.0001 per share (50,000 shares authorized; 20,889 and 21,090 shares issued and outstanding at December 31, 2008 and 2007, respectively)	2	2
Additional paid-in capital	100,812	75,375
Accumulated other comprehensive income/(loss)	295	348
Accumulated deficit	(1,127)	(6,352)
Total stockholders' equity of Duff & Phelps Corporation	100,129	69,504
Noncontrolling interest	137,630	111,979
Total stockholders' equity	237,759	181,483
Total liabilities and stockholders' equity	$416,197	$404,513

See accompanying notes to the consolidated financial statements.

Duff & Phelps Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Successor		Predecessor
		Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended
	December 31,	December 31,	October 3,	December 31,
	2008	2007	2007	2006
Cash flows from operating activities:
Net income/(loss)	$24,293	$(14,577)	$6,898	$10,499

Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	9,816	2,384	6,754	7,702
Equity-based compensation	31,340	26,662	31,428	14,034
Bad debt expense	1,604	450	266	165
Net deferred income taxes	8,656	(4,015)	242	309
Other	2,353	708	880	(461)
Changes in assets and liabilities providing/(using) cash:
Accounts receivable	(9,030)	6,240	(8,701)	(12,806)
Unbilled services	5,427	(4,919)	(3,796)	(3,280)
Prepaid expenses and other current assets	(237)	2,813	(3,322)	(1,115)
Other assets	2,916	9,699	(5,123)	(705)
Accounts payable and accrued expenses	(4,108)	(3,564)	15,437	2,058
Accrued compensation and benefits	(20,088)	15,815	3,836	17,542
Deferred revenues	(5,051)	2,388	(247)	(2,761)
Other liabilities	1,536	2,802	4,981	10,237
Due to non-controlling unitholders	(9,040)	-	-	-
Due from affiliates	-	-	(20,063)	-
Net cash provided by operating activities	40,387	42,886	29,470	41,418

Cash flows from investing activities:
Purchase of property and equipment	(11,836)	(4,247)	(9,636)	(11,281)
Business acquisitions, net of cash acquired	(16,520)	(8,065)	513	(11,085)
Purchase of investments for deferred compensation plan	(10,466)	(1,789)	-	-
Proceeds from sale of investments in deferred compensation plan	1,692	-	-	-
Net cash used in investing activities	(37,130)	(14,101)	(9,123)	(22,366)

Cash flows from financing activities:
Distributions to non-controlling unitholders	(10,544)	(575)	(28,374)	(406)
Payment of debt issuance costs	(589)	-	-	-
Repayments of debt	(794)	(35,000)	(793)	(650)
Redemption of unitholders' equity	-	(140,498)	-	-
Principal payments under capital lease obligation	-	(62)	(187)	(386)
Repurchase of equity units	-	-	(343)	(1,079)
Proceeds from issuance of debt	-	-	-	30,000
Net proceeds from issuance of equity units	-	186,718	-	200
Proceeds from exercise of IPO options	69	-	-	-
Net cash provided by/(used in) financing activities	(11,858)	10,583	(29,697)	27,679

Effect of exchange rate on cash and cash equivalents	(261)	337	756	267

Net increase/(decrease) in cash and cash equivalents	(8,862)	39,705	(8,594)	46,998
Cash and cash equivalents at beginning of period	90,243	50,538	59,132	12,134
Cash and cash equivalents at end of period	$81,381	$90,243	$50,538	$59,132

See accompanying notes to the consolidated financial statements.

Duff & Phelps Corporation and Subsidiaries
Consolidated Statement of Cash Flows – Continued
(In thousands)

	Successor		Predecessor
		Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended
	December 31,	December 31,	October 3,	December 31,
	2008	2007	2007	2006
Supplemental disclosures of cash flow activities:
Interest paid	$3,043	$-	$6,102	$5,170
Income taxes paid	$7,690	$3,670	$1,815	$902

Supplemental disclosures of non-cash investing and financing activities:
Class A common stock (Successor) or New Class A Units (Predecessor) issued for business acquisitions	$5,443	$3,000	$-	$1,710
Exchange of New Class A Units and Class B common stock for Class A common stock	$1	$-	$-	$-
Property and equipment acquired under capital lease	$-	$-	$-	$635

See accompanying notes to the consolidated financial statements.

Duff & Phelps Corporation and Subsidiaries
Consolidated Statement of Unitholders’ Equity
and Comprehensive Income/(Loss)
(In thousands)

	Predecessor
	Period from
	January 1 to	Year Ended
	October 3,	December 31,
	2007	2006
Unitholders' equity:

Class C Units at beginning-of-period	100	104
Issuance of units in conjunction with CVC acquisition	-	-
Repurchase of units	-	(4)
Class C Units at end-of-period	100	100

Class D Units at beginning-of-period	9,852	10,339
Issuance of units in conjunction with CVC acquisition	-	-
Forfeiture of units	-	(487)
Class D Units at end-of-period	9,852	9,852

Class E Units at beginning-of-period	16,948	14,500
Granted	1,272	4,795
Repurchased	(22)	-
Forfeiture of units	(764)	(2,347)
Class E Units at end-of-period	17,434	16,948

Class F Units at beginning-of-period	3,000	-
Issuance of units in conjunction with Chanin acquisition	-	3,000
Class F Units at end-of-period	3,000	3,000

Class G Units at beginning-of-period	9,855	-
Issuance of units in conjunction with Chanin acquisition	-	9,855
Forfeiture of units	(520)	-
Class G Units at end-of-period	9,335	9,855

See accompanying notes to the consolidated financial statements.

Duff & Phelps Corporation and Subsidiaries
Consolidated Statement of Unitholders’ Equity
and Comprehensive Income/(Loss) – Continued
(In thousands)

	Predecessor
	Period from
	January 1 to	Year Ended
	October 3,	December 31,
	2007	2006
Class F Units at beginning-of-period	$1,710	$-
Issuance of units in conjunction with Chanin acquisition	-	1,710
Class F Units at end-of-period	$1,710	1,710

Additional paid-in capital:
Balance at beginning-of-period	$2,343	3,916
Reclassification of equity-based awards	6,262	(2,602)
Equity-based compensation	861	1,345
Conversion of DPA liability awards to equity	91,937	-
Collapse of DPA redeemable units	39,024	-
Collapse of DPA Class F units	1,710	-
Repurchase of units	(219)	(316)
Balance at end-of period	141,918	2,343

Accumulated other comprehensive income/(loss):
Balance at beginning-of-period	(248)	-
Affect of adoption of SFAS 158	-	(515)
Amortization of post-retirement benefits	36	-
Currency translation adjustment	755	267
Balance at end-of period	543	(248)

Retained earnings/(deficit)
Balance at beginning-of-period	(1,760)	(11,853)
Net income/(loss)	6,898	10,499
Distribution to unitholders	(28,277)	(406)
Balance at end-of period	(23,139)	(1,760)

Total unitholders' equity	$119,322	$2,045

Comprehensive income:
Net income	$6,898	$10,499
Amortization of post-retirement benefits	36	-
Currency translation adjustment	755	267
Total comprehensive income	$7,689	$10,766

See accompanying notes to the consolidated financial statements.

Duff & Phelps Corporation and Subsidiaries
Consolidated Statement of Stockholders’ Equity
and Comprehensive Income/(Loss)
(In thousands)

			Stockholders of Duff & Phelps Corporation
								Accumulated	Retained
	Total							Other	Earnings/
	Stockholders'	Comprehensive	Common Stock - Class A		Common Stock - Class B		Additional	Comprehensive	(Accumulated	Noncontrolling
SUCCESSOR	Equity	Income	Shares	Dollars	Shares	Dollars	Paid-in-Capital	Income	Deficit)	Interest

Beginning balance	$-		-	$-	-	$-	$-	$-	$-	$-

Net loss available to holders of Class A common stock for the period October 4 to December 31, 2007	(14,577)	$(14,577)	-	-	-	-	-	-	(6,352)	(8,225)
Currency translation adjustment	337	337	-	-	-	-	-	337	-	-
Amortization of post-retirement benefits	11	11	-	-	-	-	-	11	-	-
Total comprehensive income	(14,229)	$(14,229)	-	-	-	-	-	348	(6,352)	(8,225)

Issuance of common stock (IPO), net of $20,238 of issuance costs	132,482		9,545	96	-	-	132,386	-	-	-
Issuance of common stock for Shinsei transaction	54,236		3,375	34	-	-	54,202	-	-	-
Issuance of common stock for Rash acquisition	3,000		144	1	-	-	1,145	-	-	1,854
Issuance of restricted stock awards	-		61	-	-	-	-	-	-	-
Contribution of DPA net assets	119,325		-	-	30,000	3	119,322	-	-	-
Redemption of DPA New Class A Units	(140,499)		-	-	(8,887)	(1)	(140,498)	-	-	-
Initial allocation on non-controlling interest in DPA	-		-	-	-	-	(102,535)	-	-	102,535
Cancellations	-		-	-	(23)	-	-	-	-	-
Deferred tax asset effective tax rate conversion	1,580		-	-	-	-	1,580	-	-	-
Equity-based compensation	26,164		-	-	-	-	10,204	-	-	15,960
Distributions to DPA non-controlling unitholders	(576)		-	-	-	-	(219)	-	-	(357)
Other	-		-	-	-	-	(212)	-	-	212
	181,483		13,125	131	21,090	2	75,375	348	(6,352)	111,979

Balance as of December 31, 2007	$181,483		13,125	$131	21,090	$2	$75,375	$348	$(6,352)	$111,979

See accompanying notes to the consolidated financial statements.

Duff & Phelps Corporation and Subsidiaries
Consolidated Statement of Stockholders’ Equity
and Comprehensive Income/(Loss) – Continued
(In thousands)

			Stockholders of Duff & Phelps Corporation
								Accumulated	Retained
	Total							Other	Earnings/
	Stockholders'	Comprehensive	Common Stock - Class A		Common Stock - Class B		Additional	Comprehensive	(Accumulated	Noncontrolling
SUCCESSOR	Equity	Income	Shares	Dollars	Shares	Dollars	Paid-in-Capital	Income/(Loss)	Deficit)	Interest

Balance as of December 31, 2007	$181,483		13,125	$131	21,090	$2	$75,375	$348	$(6,352)	$111,979

Net income for the year ended December 31, 2008	24,293	$24,293	-	-	-	-	-	-	5,225	19,068
Currency translation adjustment	(262)	(262)	-	-	-	-	-	(262)	-	-
Amortization of post-retirement benefits	209	209	-	-	-	-	-	209	-	-
Total comprehensive income/(loss)	24,240	$24,240	-	-	-	-	-	(53)	5,225	19,068

Issuance of common stock	5,443		322	3	-	-	2,221	-	-	3,219
Conversion of New Class A Units	-		69	-	(69)	-	-	-	-	-
Issuance of restricted stock awards	13		1,226	13	-	-	-	-	-	-
Exercise of stock options	255		16	-	-	-	255	-	-	-
Forfeitures	-		(39)	-	(132)	-	-	-	-	-
Equity-based compensation	30,725		-	-	-	-	12,671	-	-	18,054
Income tax benefit on equity-based compensation	131		-	-	-	-	131	-	-	-
Distributions to non-controlling unitholders	(9,752)		-	-	-	-	(597)	-	-	(9,155)
Change in ownership interests between periods	-		-	-	-	-	5,856	-	-	(5,856)
Adjustment to due to non-controlling unitholders	5,982		-	-	-	-	5,982	-	-	-
Deferred tax asset effective tax rate conversion	(889)		-	-	-	-	(889)	-	-	-
Other	128		-	-	-	-	(193)	-	-	321
Balance as of December 31, 2008	$237,759		14,719	$147	20,889	$2	$100,812	$295	$(1,127)	$137,630

See accompanying notes to the consolidated financial statements.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 1.	Organization and Nature of the Company

Duff & Phelps Corporation (the “Company”), a Delaware corporation, was incorporated on April 23, 2007 as a holding company for the purpose of facilitating an initial public offering (“IPO”) of the Company’s common equity and to become the sole managing member of Duff & Phelps Acquisitions, LLC and subsidiaries (“D&P Acquisitions”).  The Company has not engaged in any business or other activities except in connection with its formation and the IPO.

The Company is a leading provider of independent financial advisory and investment banking services.  Its mission is to help its clients protect, maximize and recover value.  The foundation of its services is its ability to provide independent advice on issues involving highly technical and complex assessments in the areas of valuation, transactions, financial restructuring, dispute and taxation.  The Company believes the Duff & Phelps brand is associated with a high level of professional service and integrity, knowledge leadership and independent, trusted advice.  The Company serves a global client base through offices in 24 cities, comprised of offices in 18 U.S. cities, including New York, Chicago, Dallas and Los Angeles, and six international offices located in Amsterdam, London, Munich, Paris, Shanghai and Tokyo.

On September 27, 2007, a registration statement relating to shares of Class A common stock of the Company was declared effective and the price of such shares was set at $16.00 per share.  The IPO closed on October 3, 2007. Pursuant to the IPO, the Company sold 9,545 shares of Class A common stock (including 1,245 shares of Class A common stock sold as a result of the exercise of the underwriters’ over-allotment option).

References to “Successor” refer to the period subsequent to the IPO and related transactions of the Company and its consolidated subsidiaries.  References to “Predecessor” refer to the period prior to the IPO and related transactions of D&P Acquisitions.  D&P Acquisitions or “Predecessor” was comprised of certain consolidated entities under the common ownership of D&P Acquisitions.  References to “revenue” or “revenues” refer to revenue excluding client reimbursable expenses, unless otherwise noted.  Amounts are reported in thousands, except for per share amounts, rate-per-hour, headcount or where the context requires otherwise.

As a result of the IPO and the Recapitalization Transactions (as defined and described below), the Company became the sole managing member of and has a controlling interest in D&P Acquisitions.  The Company’s only business is to act as the sole managing member of D&P Acquisitions, and, as such, the Company operates and controls all of the business and affairs of D&P Acquisitions and consolidates the financial results of D&P Acquisitions into the Company’s consolidated financial statements effective as of the close of business October 3, 2007.

Immediately prior to the closing of the IPO of the Company on October 3, 2007, D&P Acquisitions effectuated certain transactions intended to simplify the capital structure of D&P Acquisitions (the “Recapitalization Transactions”).  Prior to the Recapitalization Transactions, D&P Acquisitions' capital structure consisted of seven different classes of membership interests (Classes A through G, collectively “Legacy Units”), each of which had different capital accounts and amounts of aggregate distributions above which its holders share in future distributions.  The net effect of the Recapitalization Transactions was to convert the multiple-class structure into a single new class of units called “New Class A Units.”  The conversion of all of the different classes of units of D&P Acquisitions occurred in accordance with conversion ratios for each class of outstanding units based upon the liquidation value of D&P Acquisitions, as if it had been liquidated upon the IPO, with such value determined by the $16.00 price per share of Class A common stock sold in the IPO.  The distribution of New Class A Units per class of outstanding units was determined pursuant to the distribution provisions set forth in D&P Acquisitions' Second Amended and Restated Limited Liability Company Agreement, dated October 31, 2006 (“2nd LLC Agreement”).

In connection with the IPO, 8,887 New Class A Units of D&P Acquisitions were redeemed for an aggregate value of approximately $141 (“Redemption”).  Upon completion of the Recapitalization Transactions and after the Redemption, there were 34,033 New Class A Units issued and outstanding, of which 12,920 units were held by the Company and 21,113 units were held by existing unitholders of D&P Acquisitions.  Pursuant to the incorporation of the Company and the IPO Transactions (as defined below), the Company issued a number of shares of Class B common stock to existing unitholders of D&P Acquisitions in an aggregate amount equal to the number of New Class A Units held by existing unitholders of D&P Acquisitions.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Shinsei Investment and Initial Public Offering

On September 1, 2007, the Company entered into a stock purchase agreement with Shinsei Bank, Limited, a Japanese corporation, pursuant to which the Company agreed to sell to Shinsei 3,375 shares of Class A common stock for approximately $54,200, or at a purchase price equal to $16.07 per share.  The shares were held in escrow until the closing of the IPO on October 3, 2007, at which time they were issued.  Shares of Class A common stock owned by Shinsei are subject to restrictions on transfer until September 5, 2009.  Shinsei is currently permitted to sell up to 50% of its Class A common stock, and will be permitted to sell up to 75% of its Class A common stock on or after March 5, 2009 and 100% of its Class A common stock on or after September 5, 2009.  In addition, Shinsei is restricted from purchasing any additional Class A common stock until March 5, 2009.  In connection with this investment, the Company granted Shinsei registration rights.

The IPO, together with the Shinsei Investment, resulted in the issuance by the Company of 12,920 shares of Class A common stock (including 1,245 shares of Class A common stock offered as a result of the exercise of the underwriters’ over-allotment option), and net proceeds to the Company of approximately $186,718 (after deducting estimated fees and expenses associated with the IPO and Shinsei Investment).  Upon consummation of the IPO and the Shinsei Investment, the Company contributed all of the net proceeds from the IPO and the Shinsei Investment to D&P Acquisitions, and D&P Acquisitions issued to the Company a number of New Class A Units equal to the number of shares of Class A common stock that the Company issued in connection with the IPO and the Shinsei Investment.  In connection with its acquisition of New Class A Units, the Company became the sole managing member of D&P Acquisitions.  D&P Acquisitions used the contributed net proceeds from the IPO and the Shinsei Investment to redeem approximately $140,500 of New Class A Units held by existing unitholders of D&P Acquisitions, $35,000 to repay borrowings and approximately $11,200 for general corporate purposes.

In connection with the closing of the IPO, D&P Acquisitions and certain of its existing unitholders entered into an exchange agreement under which, subject to the applicable minimum retained ownership requirements and certain other restrictions, including notice requirements, from time to time, typically once a quarter, such unitholders (or certain transferees thereof) will have the right to exchange with D&P Acquisitions their New Class A Units for shares of the Company’s Class A common stock on a one-for-one basis (“Exchange Agreement”).

The following table summarizes the proceeds received from the IPO and Shinsei investment:

Stock subscription: 8,300 shares at $16.00 per share	$132,800
Stock subscription: 3,375 shares at $16.07 per share	54,236
Over allotment: 1,245 shares at $16.00 per share	19,920
IPO related expenses	(20,238)
Net proceeds	$186,718

▪
The Company became the sole managing member of D&P Acquisitions and, through D&P Acquisitions and its subsidiaries, operates the Duff & Phelps business.  Accordingly, although the Company has a minority economic interest in D&P Acquisitions (41.3% as of December 31, 2008), the Company has sole voting power (100%) and controls the management of D&P Acquisitions.  As a result, the Company consolidates the financial results of D&P Acquisitions and records noncontrolling interest for the economic interest in D&P Acquisitions held by the existing unitholders to the extent the book value of their interest in D&P Acquisitions is greater than zero;

▪
Investors in the IPO and Shinsei held 12,920 shares of the Company’s Class A common stock, the existing unitholders of D&P Acquisitions held 21,113 shares of the Company’s Class B common stock and 21,113 New Class A Units of D&P Acquisitions, and the Company held 12,920 New Class A Units of D&P Acquisitions immediately following the IPO; and

▪
The New Class A Units are exchangeable with D&P Acquisitions on a one-for-one basis for shares of the Company’s Class A common stock.  In connection with an exchange, a corresponding number of shares of the Company’s Class B common stock will be required to be cancelled.  However, the exchange of New Class A Units for shares of the Company’s Class A common stock will not affect the Company’s Class B common stockholders' voting power since the votes represented by the cancelled shares of the Company’s Class B common stock will be replaced with the votes represented by the shares of Class A common stock for which such New Class A Units are exchanged.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

The Recapitalization Transactions, the Shinsei Investment and the IPO are collectively referred to as the “IPO Transactions.”

Noncontrolling Interest

Although the Company has sole voting power(100%) in and controls the management of D&P Acquisitions, it owns a minority economic interest (41.3%) in D&P Acquisitions.  As a result, the Company consolidates the financial results of D&P Acquisitions and records noncontrolling interest for the economic interest in D&P Acquisitions held by the existing unitholders to the extent the book value of their interest in D&P Acquisitions is greater than zero.  Noncontrolling interest on the statement of operations represents the portion of earnings or loss attributable to the economic interest in D&P Acquisitions held by the noncontrolling unitholders.  Noncontrolling interest on the balance sheet represents the portion of net assets of D&P Acquisitions attributable to the noncontrolling unitholders based on the portion of total New Class A Units owned by such unitholders.  The ownership of the New Class A Units is summarized as follows:

	Duff &	Non-
	Phelps	Controlling
	Corporation	Unitholders	Total
October 4, 2007	12,920	21,112	34,032
Issuance for acquisitions	144	-	144
Issuance of restricted stock awards	61	-	61
Forfeitures	-	(22)	(22)
December 31, 2007	13,125	21,090	34,215
Issuance for acquisitions	322	-	322
Conversions to common stock	69	(69)	-
Issuance for exercise of stock optons	16	-	16
Issuance of restricted stock awards	1,226	-	1,226
Forfeitures	(39)	(132)	(171)
December 31, 2008	14,719	20,889	35,608

Percent of total New Class A Units
December 31, 2007	38.4%	61.6%	100%
December 31, 2008	41.3%	58.7%	100%

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

The noncontrolling interest associated with the initial investment by the Company in D&P Acquisitions and subsequent transactions is calculated as follows:

Total D&P Acquisitions unitholders' net assets as of October 3, 2007	$119,322
The Company's investment in D&P Acquisitions	186,718
Redemption of D&P Acquisitions New Class A Units	(140,498)
D&P Acquisitions' equity balance post Redemption	165,542
Non-controlling unitholders' percentage	62%
Initial allocation of non-controlling interest in D&P Acquisitions	102,535

Allocation of non-controlling interest associated with:
D&P Acquisitions' tax distribution	(357)
Equity-based compensation	15,960
Acquisitions	1,854
Other items	212
Subtotal	17,669

Allocation of loss of D&P Acquisitions	(8,225)
As of December 31, 2007	111,979

Allocation of non-controlling interest associated with:
D&P Acquisitions' tax distributions	(9,155)
Equity-based compensation	18,054
Change in ownership interests	(5,856)
Acquisitions	3,219
Other items	321
Subtotal	6,583

Allocation of income of D&P Acquisitions	19,068
As of December 31, 2008	$137,630

Tax Receivable Agreement and Tax Distributions

As a result of the Company’s acquisition of New Class A Units of D&P Acquisitions as described above, the Company expects to benefit from depreciation and other tax deductions reflecting D&P Acquisitions' tax basis for its assets.   Those deductions will be allocated to the Company and will be taken into account in reporting the Company’s taxable income.  Further, as a result of a U.S. federal income tax election made by D&P Acquisitions applicable to a portion of the Company’s acquisition of D&P Acquisitions’ units, the income tax basis of the assets of D&P Acquisitions underlying a portion of the units the Company has and will acquire (pursuant to the Exchange Agreement described above) will be adjusted based upon the amount that the Company has paid for that portion of its D&P Acquisitions units.  D&P Acquisitions made aggregate distributions to members, not including the Company, of $9,752 and $28,949 during the years ended December 31, 2008 and 2007, with respect to estimated taxable income for 2007 and 2006, respectively.  In January 2009, D&P Acquisitions made a distribution to members, not including the Company, totaling $8,651, with respect to estimated taxable income for 2008.  Upon completion of its tax returns with respect to the prior year, D&P Acquisitions may make true-up distributions to its members, if cash is available for such purposes, with respect to actual taxable income for the prior year to the extent it is higher than the original estimate.

The Company has entered into a tax receivable agreement (“TRA”) with the existing unitholders of D&P Acquisitions (for the benefit of the existing unitholders of D&P Acquisitions) that will provide for the payment by the Company to the existing unitholders of D&P Acquisitions of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that the Company realizes (i) from the tax basis in its proportionate share of D&P Acquisitions' goodwill and similar intangible assets (determined as of the date of the IPO) that the Company receives as a result of the exchanges and (ii) from the federal income tax election referred to above.  In 2008, the Company made payments to the unitholders of D&P Acquisitions, not including the Company, totaling $791 with respect to the period from October 4 through December 31, 2007.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

The actual amount of the adjusted tax basis, as well as the amount and timing of any payments under this agreement will vary depending upon a number of factors, including the basis of our proportionate share of D&P Acquisitions’ assets on the dates of exchanges, the timing of exchanges, the price of shares of our Class A common stock at the time of each exchange, the extent to which such exchanges are taxable, the deductions and other adjustments to taxable income which D&P Acquisitions is entitled.  Payments under the tax receivable agreement will give rise to additional tax benefits and therefore to additional potential payments under the tax receivable agreement.  In addition, the tax receivable agreement will provide for interest accrued from the due date (without extensions) of the corresponding tax return to the date of payment under the agreement.

The Company recorded a liability of $58,479 and $68,310, including a current portion of $3,148 and $3,114 at December 31, 2008 and 2007, respectively, representing the payments due to D&P Acquisitions’ unitholders under the tax receivable agreement as a result of the Redemption payments.  During the year ended December 31, 2008, the Company recorded an immaterial adjustment to reduce the payments due to D&P Acquisitions’ unitholders under the tax receivable agreement by $5,982 with an offsetting credit to additional paid-in-capital.  The adjustment resulted from a correction to the calculation of the tax receivable agreement liability in conjunction with the IPO transactions.  Although the revision related to the date of the closing of the IPO transactions, it did not have a material impact on the Company’s financial position at December 31, 2007 or any periods throughout 2008.

Note 2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of the Successor and Predecessor have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and include the accounts of the Company, its controlled subsidiaries and other entities consolidated as required by GAAP.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reported amounts of revenues and expenses during the periods presented.  Actual results could differ from these estimates.  Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are deemed to be necessary. Significant estimates made in the accompanying consolidated financial statements include, but are not limited to, proportional performance under client engagements for the purpose of determining revenue recognition, accounts receivable and unbilled services valuation, incentive compensation, useful lives of intangible assets, the carrying value of goodwill and intangible assets, allowances for doubtful accounts, gains and losses on engagements, amounts due to noncontrolling unitholders, reserves for estimated tax liabilities and certain estimates and assumptions used in the calculation of the fair value of equity compensation issued to employees.

The Company is subject to uncertainties, such as the impact of future events, economic, environmental and political factors, and changes in the business climate; therefore, actual results may differ from those estimates.  When no estimate in a given range is deemed to be better than any other when estimating contingent liabilities, the low end of the range is accrued.  Accordingly, the accounting estimates used in the preparation of the Company's consolidated financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company's operating environment changes.  Changes in estimates are made when circumstances warrant. Such changes and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the consolidated financial statements.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Revenue Recognition

The Company recognizes revenues in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition.  Revenue is recognized when persuasive evidence of an arrangement exists, the related services are provided, the price is fixed or determinable and collectability is reasonably assured.
Revenues are primarily generated from financial advisory and investment banking services.  The Company typically enters into these engagements on a time-and-materials basis, a fixed-fee basis or a contingent-fee basis.
Revenues from time-and-materials engagements are recognized as the hours are incurred by the Company's professionals.

Revenues from fixed-fee engagements are recognized as the services are provided under a proportional performance method.  The nature of services typically provided under fixed-fee engagements include (but are not limited to) purchase price allocations, goodwill and intangible asset impairment, international business combinations, option valuations, transfer pricing and litigation support services.  Revenues for engagements under a proportional performance method are recognized based on estimates of work completed versus the total services to be provided under the engagement.  Estimates of work completed are based on the level of services or billable hours provided by each member of the engagement team during the period relative to the estimated total level of effort or total billable hours required to perform the engagement.  These estimates are continually monitored during the term of the contract and if appropriate are amended as the contract progresses.

Revenue recognition is affected by a number of factors that change the estimated amount of work required to complete the project such as changes in scope, the staffing on the engagement and the level of client participation.  Periodic engagement reviews require the Company to make judgments and estimates regarding the overall profitability and stage of project completion, which, in turn, affect how the Company recognizes revenue.

Losses, if any, on fixed-fee engagements are recognized in the period in which the loss becomes probable and reasonably estimated.

In the absence of clear and reliable output measures, the Company believes that our method of recognizing service revenues, for contracts with fixed fees, based on hours of service provided represents an appropriate surrogate for output measures.  The Company determined that an input-based approach was most appropriate because the input measures are deemed to be a reasonable substitute for output measures based on the performance of our obligations to the customer, and due to the fact that an input-based approach would not vary significantly from an output measure approach.  The Company believes this methodology provides a reliable measure of the revenue from the advisory services the Company provides to our customers under fixed-fee engagements given the nature of the consulting services the Company provide and the following additional considerations:

▪	the Company is a specialty consulting firm;

▪	the Company’s engagements do not typically have specific interim deliverables or milestones;

▪	the customer receives the benefit of the Company’s services throughout the contract term;

▪	the customer is obligated to pay for services rendered even if a final deliverable is not produced, typically based on the proportional hours performed to date;

▪	the Company does not incur setup costs; and

▪	the Company expenses contract fulfillment costs, which are primarily compensation costs, as incurred.

The Company recognizes revenue over the period that the services are provided in proportion to the delivery of services as measured by billable hours as this reflects the pattern in which obligations to the customer are filled and by which the customer receives the benefit of the service.  Revenue is not recognized on a straight-line basis or upon completion as this is not reflective of the manner in which services are provided.

The Company has engagements for which the revenues are contingent on successful completion of the project.  Any contingent revenue on these contracts is not recognized until the contingency is resolved and payment is reasonably assured.  Retainer fees under these arrangements are deferred and recognized ratably over the period in which the related service is rendered.  Revenues from restructuring engagements that are performed with respect to cases in bankruptcy court are typically recognized one-two months in arrears from the month in which the services were performed unless there are objections and/or holdbacks mandated by court instructions.  Costs related to these engagements are expensed as incurred.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Revenues for contracts with multiple elements are allocated pursuant to Emerging Issues Task Force (“EITF”) Issue 00-21, Revenue Arrangements with Multiple Deliverables, based on the element's fair value.  Fair value is determined based on the prices charged when each element is sold separately.  Revenues are recognized in accordance with our accounting policies for the elements.  Elements qualify for separation when the services have value on a stand-alone basis and fair value of the separate element exists.  While determining fair value and identifying separate elements requires judgment, generally fair value and the separate elements are readily identifiable as the Company sells those elements individually outside of a multiple services engagement.  Contracts with multiple elements are generally fixed-fee or time-and-materials engagements.  Contracts are typically terminable by either party upon sufficient notification and do not include provisions for refunds relating to services provided.

Differences between the timing of billings and the recognition of revenue are recognized as either unbilled services or deferred revenue in the accompanying consolidated balance sheets.  Revenues recognized for services performed but not yet billed to clients have been recorded as unbilled services.  Client prepayments and retainers are classified as deferred revenue and recognized as earned or ratably over the service period.

Reimbursable expenses, including those relating to travel, other out-of-pocket expenses and any third-party costs, are included as a component of revenues.  Expense reimbursements that are billable to clients are included in total revenues, and typically an equivalent amount of reimbursable expenses are included in total direct client service costs. Reimbursable expenses related to time and materials and fixed-fee engagements are recognized as revenue in the period in which the expense is incurred and collectability is reasonably assured.  Taxes collected from customers and remitted to governmental authorities are presented in the income statement on a net basis.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at face amounts less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates its accounts receivable and establishes the allowance for doubtful accounts by calculating and recording a specified percentage of the individual open receivable balances.  Specific allowances are also recorded based on historical experience, analysis of past due accounts, client creditworthiness and other current available information.  The allowance for doubtful accounts totaled $1,701 and $1,881 at December 31, 2008 and 2007, respectively.

The provision for doubtful accounts is recorded as a reduction in revenue to the extent the provision relates to fee adjustments and other discretionary pricing adjustments.  To the extent the provision relates to a client's inability to make required payments on accounts receivables, the provision is recorded in operating expenses.
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Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of receivables from clients.  The Company performs ongoing credit evaluations of its major customers and maintains allowances for potential credit losses.  No single client accounted for more than 1.5% of total revenues in the year ended December 31, 2008, the period from October 4 to December 31, 2007; the period from January 1 to October 3, 2007; and the year ended December 31, 2006.  No single client balance is considered large enough to pose a significant credit risk.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.  Cash and cash equivalents are primarily held in operating accounts at major financial institutions and also in money market mutual funds, in which the Company is exposed to market and credit risk.  Cash and cash equivalent balances which are legally restricted from use by the Company are recorded in other assets in the consolidated balance sheets.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Of our total cash balance of $81,381 at December 31, 2008, $71,760 was held in U.S. non-interest bearing transaction accounts which participate in the FDIC’s Transaction Account Guarantee Program.  This program provides unlimited deposit insurance coverage for U.S. non-interest bearing transaction accounts until the end of 2009.  The remaining $9,621 of cash balances was held in other U.S. or bank accounts internationally which do not participate in the program.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation.  Property and equipment are depreciated using the straight-line method based upon the following estimated useful lives:  leasehold improvements – over the lesser of the estimated useful life of the asset or the remaining life of the lease; equipment and furniture – two to ten years; and software, computers and related equipment – two to five years.

Goodwill and Other Intangible Assets

Goodwill represents the excess of purchase price and related acquisition costs over the value assigned to the net tangible and identifiable intangible assets of businesses acquired.  Under the provisions of Statement of Financial Accounting Standards (“SFAS”) SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), goodwill is required to be tested for impairment on an annual basis and between annual tests whenever indications of impairment exist.  Impairment exists when the carrying amount of goodwill exceeds its implied fair value, resulting in an impairment charge for this excess.  Goodwill is tested for impairment annually, or more often when certain events or circumstances indicate impairment may exist.

The Company evaluates goodwill for impairment using a two-step impairment test approach at the reporting unit level. In the first step, the fair value for each of the Company's two reporting units is compared to its book value, including goodwill.  If the fair value of the reporting unit is less than the book value, a second step is performed that compares the implied fair value of the reporting unit's goodwill to the book value of the goodwill.  The fair value for the goodwill is determined based on the difference between the fair values of each of the two reporting units and the net fair values of the identifiable assets and liabilities of such reporting units.  If the fair value of the goodwill is less than the book value, the difference is recognized as impairment.  The Company has concluded that there has been no impairment of goodwill for each period presented.

The Company evaluates the remaining useful lives of intangible assets not being amortized each year to determine whether events or circumstances continue to support an indefinite useful life.  There have been no changes in useful lives of indefinite-lived intangible assets for each period presented.

Acquisition Accounting

Acquisitions are currently accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations (“SFAS 141”).  SFAS 141 requires that the total cost of an acquisition be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the date of acquisition.  The allocation of the purchase price is dependent upon certain valuations.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets, including amortizable identifiable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to forecasted undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  For long-lived assets held for sale, assets are written down to fair value, less cost to sell.  Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature of the assets.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, an interest rate swap agreement, accounts receivable, accounts payable, accrued expenses, debt and other liabilities.  The fair value of these instruments approximated their carrying value at December 31, 2008 and 2007.

Foreign Currency Translation

The Company's foreign operations use their local currency as their functional currency.  Financial statements of foreign subsidiaries are translated into U.S. dollars using period-end exchange rates for assets and liabilities and weighted average exchange rates for revenues and expenses.  Adjustments resulting from translating net assets are reported as a separate component of accumulated other comprehensive income or loss within unitholders' and stockholders’ equity under the caption currency translation adjustment.  Gains or losses resulting from foreign currency transactions are included in selling, general and administrative expense in the consolidated statements of operations.  Transaction gains and losses are not material.

Other Comprehensive Income

Comprehensive income is a measure of income which includes both net income and other comprehensive income or loss.  Other comprehensive income or loss results from items deferred from recognition into the statement of operations.  Accumulated other comprehensive loss is separately presented on the Company's consolidated balance sheet as part of unitholders’ and stockholders’ equity.

Accounting for Equity-Based Compensation

The Company accounts for equity-based compensation in accordance with the provisions of SFAS No. 123 (Revised), Share-Based Payment (“SFAS 123(R)”).  Equity-based compensation expense is based on fair value at the date of grant and is recognized over the requisite service period using the accelerated method of amortization for grants with graded vesting or using the straight-line method for grants with cliff vesting.

Income Taxes

The Company accounts for income taxes under the asset and liability method prescribed by SFAS No. 109, Accounting for Income Taxes (“SFAS 109”).  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Management periodically assesses the recoverability of its deferred tax assets based upon expected future earnings, future deductibility of the asset, and changes in applicable tax laws and other factors.  If management determines that it is not probable that the deferred tax asset will be fully recoverable in the future, a valuation allowance may be established for the difference between the asset balance and the amount expected to be recoverable in the future.  The allowance will result in a charge to the Company’s consolidated statements of operations.  Further, the Company records its income taxes receivable and payable based upon its estimated income tax liability.

D&P Acquisitions complies with the requirements of the Internal Revenue Code that are applicable to limited liability companies (“LLCs”) that have elected to be treated as partnerships, which allow for the complete pass-through of taxable income or losses to D&P Acquisitions’ unitholders, who are individually responsible for any federal tax consequences.  Therefore, no federal tax provision is required in the D&P Acquisitions’ consolidated financial statements in the periods prior to October 3, 2007.  D&P Acquisitions is subject to certain state and local taxes, and its international subsidiaries are subject to tax in their jurisdictions.

The Company accounts for uncertainties in income tax positions in accordance with FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48").  FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Company recognizes interest income and expense related to income taxes as a component of interest expense and penalties as a component of selling, general and administrative expenses.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Leases

The Company leases office facilities under non-cancelable operating leases that include fixed or minimum payments plus, in some cases, scheduled base rent increases over the terms of the lease.  Certain leases provide for monthly payment of real estate taxes, insurance and other operating expenses applicable to the property.  The Company has various leases that grant a free rent period and entitle the Company to a lease incentive.  Rent expense is reflected in the consolidated financial statements on a straight-line basis over the term of the leases.  In addition to office leases, the Company leases a nominal amount of equipment under operating leases.

Derivative Instruments

The Company accounts for its derivative instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS 133”).  SFAS 133 establishes accounting and reporting standards for derivative instruments as either assets or liabilities in the statement of financial position based on their fair values.  Changes in the fair values are reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting.  Derivative instruments are designated and accounted for as either a hedge of a recognized asset or liability (fair value hedge) or a hedge of a forecasted transaction (cash flow hedge).  For derivatives designated as effective cash flow hedges, changes in fair values are recognized in other comprehensive income.  Changes in fair values related to fair value hedges as well as the ineffective portion of cash flow hedges are recognized in earnings.  Changes in the fair value of the underlying hedged item of a fair value hedge are also recognized in earnings.

The Company maintains one interest rate swap agreement and has not applied hedge accounting to that instrument. Therefore, the interest rate swap has been marked to market with changes in fair value recorded in the accompanying consolidated statements of operations, and its carrying value equals fair value at December 31, 2008 and 2007.  The Company neither holds nor issues derivative financial instruments for trading purposes.

Segment Reporting

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”), establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographic areas and major customers.  Through the end of 2008, the Company provided services through two segments:  Financial Advisory and Investment Banking.  Effective January 1, 2009 and in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company changed the structure of its internal organization in a manner that caused the composition of its reportable segments to change.  Accordingly, the Corporate Finance Consulting business, previously part of Financial Advisory, became a stand-alone segment.

The Financial Advisory segment provides services related to valuation advisory, tax services, and dispute and legal management consulting; the revenue model associated with this segment is generally based on time and materials.  The Corporate Finance Consulting segment provides services related to portfolio valuation, financial engineering, strategic value advisory and due diligence; the revenue model associated with this segment is generally based on time and materials.  The Investment Banking segment provides merger and acquisition advisory services, transaction opinions and global restructuring advisory services; the revenue model associated with this segment is generally based on fixed retainers, fixed fees and contingent fees upon the successful completion of a transaction.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Recent Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP.  This statement is effective 60 days following the Securities and Exchange Commission’s (“SEC”) approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”  The Company does not expect the adoption of SFAS 162 to have a material impact on its financial condition, results of operations or cash flows.

In April 2008, the FASB issued FSP No. FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”).  FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets.  The intent of the position is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R), and other GAAP.  FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008.  The Company does not expect the adoption of FSP FAS 142-3 to have a material impact on its financial condition, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”), an amendment to ARB No. 51, Consolidated Financial Statements.  SFAS 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements.  Effective January 1, 2009, the Company implemented SFAS 160 and began reporting noncontrolling interest as a component within stockholders’ equity.  The presentation and disclosure requirements were applied retrospectively for all periods presented.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS 141(R)”). SFAS 141(R) requires all entities to account for business combinations and subsequent consolidations to follow the entity view in which the parent company consolidates 100% of the book value of the acquiree’s net assets plus 100% of the fair value increment and where goodwill is recognized and allocated between controlling and noncontrolling interests.  This is effective prospectively for business combinations for which the acquisition date is on or after January 1, 2009.  The Company expects SFAS 141R will have an impact on accounting for business combinations once adopted, but the effect will be dependent upon acquisitions at that time.

In September 2006, SFAS No. 157, Fair Value Measurements (“SFAS 157”), was issued.  SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurements.  SFAS 157 does not require any new fair value measurements in financial statements, but standardizes its definition and guidance in GAAP.  In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which delayed for one year the applicability of SFAS 157’s fair-value measurements to certain nonfinancial assets and liabilities.  The Company adopted SFAS 157 in 2008, except as it applies to those nonfinancial assets and liabilities affected by the one-year delay.  The partial adoption of SFAS 157 did not have a material impact on the Company’s consolidated financial position or results of operations.  The Company is currently evaluating the potential impact of adopting the remaining provisions of SFAS 157 on its financial position and results of operations.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 3.	Acquisitions

The following table summarizes the Company’s recent acquisitions:

Effective
Date	Acquisition	Description

8/8/08	Financial and IP Analysis, Inc. (d/b/a The Lumin Expert Group)	Financial consulting firm that specializes in intellectual property dispute support and expert testimony.

7/31/08	Kane Reece Associates, Inc.	Valuation, management and technical consulting firm with a focus on the communications, entertainment and media industries.

7/15/08	World Tax Service US, LLC	Tax advisory firm focused on the delivery of sophisticated international and domestic tax services.

4/11/08	Dubinsky & Company, P.C.	Washington, D.C. metro based specialty consulting primarily focused on litigation support and forensic services.

10/31/07	Rash & Associates, L.P.	Nationwide provider of property tax management services.

The purchase price of each of these acquisitions was immaterial to the Company’s consolidated financial statements, both individually and in the aggregate.  Each of these acquisitions operates as part of the Financial Advisory segment.

Chanin Capital Partners, LLC

On October 31, 2006, the D&P Acquisitions acquired the limited liability company units of Chanin Capital Partners, LLC (“Chanin”), an investment bank providing restructuring advisory, merger & acquisition and corporate finance services.  The acquisition of Chanin diversified the Company’s revenue base and enabled it to expand its service offering to include financial restructuring advice to constituencies in the business reorganization process, including debtors, senior and junior lenders, existing and potential equity investors and other interested parties.

The purchase price totaled $21,186 and consisted of cash, the issuance of Legacy Units of D&P Acquisitions, earn-out payments and professional fees.  The earn-out payments totaled $3,463 for the annual period ended on October 31, 2007.  No earn-out was earned for the annual period ended on October 31, 2008.  The sellers are eligible for one remaining earn-out payment of up to $5,000 for the annual period ending on October 31, 2009.

Standard & Poor’s Corporate Value Consulting

On September 30, 2005, D&P Acquisitions acquired substantially all of the assets and assumed certain liabilities of the Corporate Value Consulting business (“CVC”) from the Standard & Poor's division of The McGraw-Hill Companies, Inc.  The Company incurred compensation expense in connection with deferred payments that it agreed to make to certain former employees of CVC.  The offers of employment to these employees included retention payments of $9,800 paid in November 2005 and $11,400 payable in installments of one-third on each of the first three anniversary dates of the CVC acquisition under the condition that the individuals are still employed by the Company as of the anniversary date.

The Company recognizes the expenses associated with these payments on a graded-tranche basis, whereby the first anniversary payment was recognized over the first 12 months since the CVC acquisition, the second anniversary payment was recognized over the first 24 months since the CVC acquisition, and the third anniversary payment was recognized over the 36 month period since the CVC acquisition, adjusted for any terminations that may result in an accelerated payment.  The Company paid a total of $3,241 and $3,339 to such employees for the years ended December 31, 2008 and 2007, respectively.  The final payments were made in 2008.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 4.	Earnings per Share

Basic earnings per share (“EPS”) measures the performance of an entity over the reporting period.  Diluted earnings per share measures the performance of an entity over the reporting period while giving effect to all potentially dilutive common shares that were outstanding during the period.  The treasury stock method is used to determine the dilutive potential of stock options, restricted stock awards, restricted stock units, and D&P Acquisitions’ units and Class B common stock that are exchangeable into D&P Class A common stock.

In June 2008, the FASB issued FASB Staff Position (“FSP”) EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”) which is effective for fiscal years beginning January 1, 2009.  FSP EITF 03-6-1 provides that all outstanding unvested share-based payments that contain rights to non-forfeitable dividends participate in the undistributed earnings with the common stockholders and are therefore participating securities.  Companies with participating securities are required to apply the two-class method in calculating basic and diluted net income per share.  FSP EITF 03-6-1 requires retrospective application to all prior period net income per share calculations.

Our restricted stock awards are considered participating securities as they receive nonforfeitable dividends at the same rate as our common stock.  In accordance with FSP EITF 03-6-1, the computation of basic and diluted net income per share is reduced for a presumed hypothetical distribution of earnings to the holders of our unvested restricted stock.  Accordingly, the effect of the allocation required under FSP EITF 03-6-1 reduces earnings available for common stockholders.  The effect of applying FSP EITF 03-6-1 changed fully diluted net income per share from $0.39 to $0.36 for the year ended December 31, 2008.  There was no change in diluted earnings per share for the period from October 4, 2007 to December 31, 2007.

The following is a reconciliation of the numerator and denominator used in the basic and diluted EPS calculations:

		Period from
	Year Ended	October 4 to
	December 31,	December 31,
	2008	2007
Basic and diluted net income/(loss) per share:

Numerator
Net income/(loss) available to holders of Class A common stock	$5,225	$(6,352)
Earnings allocated to participating securities	(357)	8
Earnings available for common stockholders	$4,868	$(6,344)

Denominator for basic net income/(loss) per share of Class A common stock
Weighted average shares of Class A common stock	13,225	13,018

Denominator for diluted net income/(loss) per share of Class A common stock
Weighted average shares of Class A common stock	13,225	13,018
Add dilutive effect of the following:
Restricted stock awards and units	276	-
Assumed conversion of New Class A Units for Class A common stock(a)	-	-
Dilutive weighted average shares of Class A common stock	13,501	13,018

Basic income/(loss) per share of Class A common stock	$0.37	$(0.49)

Diluted income/(loss) per share of Class A common stock	$0.36	$(0.49)
_____________________________
(a) The following shares were anti-dilutive and excluded from this calculation:

Weighted average New Class A Units outstanding	20,845	20,808
Weighted average IPO Options outstanding	2,039	2,074

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Anti-dilution is the result of (i) the allocation of income or loss associated with the exchange of New Class A Units for Class A common stock and (ii) options listed above exceeding those outstanding under the treasury stock method.

EPS information is not applicable for reporting periods prior to the Successor period beginning on October 4, 2007.  In addition, the shares of Class B common stock do not share in the earnings of the Company and are therefore not participating securities.  Accordingly, basic and diluted earnings per share of Class B common stock have not been presented.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 5.	Fair Value Measurements

Effective January 1, 2008, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”) as they relate to our financial assets and liabilities.

SFAS 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles in the United States and enhances disclosures about fair value measurements.  SFAS 157 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  SFAS 157 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The adoption of SFAS 157 did not change our fair value measurements.

The following table presents assets and liabilities measured at fair value on a recurring basis at December 31, 2008:

	Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
Description	(Level 1)	(Level 2)	(Level 3)	Total
Investments held in conjunction with deferred compensation plan(1)	$-	$7,946	$-	$7,946
Total assets	$-	$7,946	$-	$7,946

Benefits payable in conjunction with deferred compensation plan(1)	$-	$8,479	$-	$8,479
Interest rate swap(2)	-	930	-	930
Total liabilities	$-	$9,409	$-	$9,409

____________________________

(1)The investments held and benefits payable to participants in conjunction with the deferred compensation plan were primarily based on quoted prices for similar assets in active markets.  Changes in the fair value of the investments are recognized as compensation expense (or credit).  Changes in the fair value of the benefits payables to participants are recognized as a corresponding offset to compensation expense (or credit).  The net impact of changes in fair value is not material.  The deferred compensation plan is further discussed in Note 15.

(2)The fair value of the interest rate swap was based on quoted prices for similar assets or liabilities in active markets. The Company’s interest rate swap is further discussed in Note 8.

The Company does not have any material financial assets in a market that is not active.

The Company is currently evaluating the potential impact of adopting the remaining provisions of SFAS 157 on its consolidated financial position and results of operations as they relate to its nonfinancial assets and liabilities.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 6.	Property and Equipment

Property and equipment consisted of the following:

	December 31,	December 31,
	2008	2007
Office furniture, computers and equipment	$27,029	$19,790
Leasehold improvements	15,437	12,441
Sub-total	42,466	32,231
Less: accumulated depreciation	(14,116)	(8,545)
Property and equipment, net	$28,350	$23,686

Depreciation of property and equipment is summarized as follows:

	Successor		Predecessor
		Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended
	December 31,	December 31,	October 3,	December 31,
	2008	2007	2007	2006
Depreciation expense	$5,771	$1,343	$3,533	$3,459

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 7.	Goodwill and Other Intangible Assets

Goodwill and other intangible assets increased between periods as a result of the Company’s acquisitions (see summary of acquisitions in Note 3).  The following table summarizes the activity in goodwill by segment:

	Successcor
	Year Ended			Period from October 4 to
	December 31, 2008			December 31, 2007
	Financial	Investment		Financial	Investment
	Advisory	Banking	Total	Advisory	Banking	Total
Beginning balance	$81,069	$26,493	$107,562	$74,770	$23,619	$98,389
Additions due to acquisitions
Chanin	-	-	-	-	2,874	2,874
Other	8,894	-	8,894	6,299	-	6,299
	8,894	-	8,894	6,299	2,874	9,173
Ending balance	$89,963	$26,493	$116,456	$81,069	$26,493	$107,562

	Predecessor
	Period from January 1 to
	October 4, 2007
	Financial	Investment
	Advisory	Banking	Total
Beginning balance	$74,695	$23,619	$98,314
Additions due to acquisitions
Chanin	-	-	-
Other	75	-	75
	75	-	75
Ending balance	$74,770	$23,619	$98,389

The following table summarizes other intangible assets:

	December 31, 2008			December 31, 2007
	Gross	Accumulated	Net	Gross	Accumulated	Net
	Intangibles	Amortization	Intangibles	Intangibles	Amortization	Intangibles
Customer lists	$31,070	$(6,341)	$24,729	$25,410	$(4,167)	$21,243
Trade names	3,382	(2,303)	1,079	2,582	(1,213)	1,369
Indefinite-lived trade names	3,120	-	3,120	3,120	-	3,120
Non-compete	4,841	(3,139)	1,702	3,221	(2,864)	357
Software	2,875	(1,308)	1,567	2,875	(731)	2,144
Other intangibles	3,451	(3,451)	-	3,451	(3,451)	-
Total intangible assets	$48,739	$(16,542)	$32,197	$40,659	$(12,426)	$28,233

Non-compete agreements are being amortized over an expected life of five years.  The remaining finite-lived trade names are being amortized over an expected life of two to 10 years.  Customer lists are being amortized over an expected life of nine to 15 years.  Software is being amortized over an expected life of five years.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Amortization expense of intangible assets is summarized as follows:

	Successor		Predecessor
		Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended
	December 31,	December 31,	October 3,	December 31,
	2008	2007	2007	2006
Amortization expense	$4,045	$1,041	$3,221	$4,243

Annual amortization expense for intangible assets over the next five years is summarized as follows:

Year Ending December 31,
2009	$3,730
2010	3,348
2011	3,146
2012	3,017
2013	2,597
Thereafter	12,438

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 8.	Long-Term Debt

The Company’s long-term obligations are summarized in the following table:

	December 31,	December 31,
	2008	2007
Outstanding balance of credit facility	$42,763	$43,557
Less: current amounts due in following year	(794)	(794)
Long-term portion	41,969	42,763
Debt discount and interest rate swap	209	(376)
Long-term debt, less current portion	$42,178	$42,387

The Company has a seven-year credit facility, which expires on October 1, 2012.  The facility consists of a (i) $65,000 seven-year term loan, (ii) $15,000 delayed draw term loan, (iii) $20,000 six-year revolver loan, and (iv) $75,000 incremental term loan facility, which is currently uncommitted by the lenders and would require additional approval at the time of request.  No additional amounts are available under the term loan facilities at December 31, 2008.  The amount available for future borrowings under the revolver loan was $15,760 at December 31, 2008.

At December 31, 2008, $42,763 was outstanding under the term loan facility (before debt discount and interest rate swap) and no amount was outstanding under the revolving credit facility.  The Company is required to make annual principal payments of $794 with the remaining balance due upon maturity.  Borrowings under the credit facility bear interest at a rate based on LIBOR plus a margin of 2.75%.  The Company incurs an annual commitment fee of 1% on the unused portion of the term loan facility and 0.5% of the unused portion of the revolving credit facility.  All obligations under the credit facility are unconditionally guaranteed by each of our existing and future subsidiaries, other than certain foreign and regulated subsidiaries.  The credit facility and the related guarantees are secured by substantially all of Duff & Phelps, LLC’s present and future assets and all present and future assets of each guarantor on a first lien basis.

Pursuant to the terms of the credit facility, letters of credit in the amount of $4,240 have been issued on the account of the Company as of December 31, 2008, primarily in connection with real estate leases.  This amount reduces availability under the revolver.

The credit facility includes customary events of default and covenants for maximum net debt to EBITDA and a fixed charge coverage ratio.  During the year, the Company received a waiver related to certain nonfinancial covenants under the terms of its credit facility of which the Company was not in compliance.  Management believes that the Company was in compliance with all of its covenants as of December 31, 2008.

The credit facility requires a mandatory prepayment in an amount equal to half of the Excess Cash Flow (as defined in the credit agreement) for each year.  In the event that the consolidated senior leverage ratio on the last day of such fiscal year is less than 1.50 to 1.00, there will be no mandatory prepayment.  Excess Cash Flow (as defined in the credit agreement) was negative in 2008 and 2007 and there was no mandatory prepayment.

The Company has a $24,100 notional amount interest rate swap that effectively converted floating rate LIBOR payments to fixed payments at 4.94%.  The swap agreement terminates September 30, 2010.  The Company elected not to apply hedge accounting to this instrument.  The estimated fair value of the interest rate swap is based on quoted market prices.  The following table summarizes the estimated fair value and the gain or loss recorded for the change in fair value of the interest rate swap.  The gain or loss is recorded in “Other expense” and has a non-cash impact on the Company’s Consolidated Statement of Operations:

	Successor		Predecessor
		Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended
	December 31,	December 31,	October 3,	December 31,
	2008	2007	2007	2006
Gain/(loss) resulting from change in fair value of interest rate swap	$(367)	$(393)	$(299)	$347

Estimated fair value - asset/(liability)	$(930)	$(563)	$(170)	$129

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 9.	Other Long-Term Liabilities

Other long-term liabilities consist of the following:

	December 31,	December 31,
	2008	2007

Deferred rent	$15,972	$14,414
Other	743	846
	$16,715	$15,260

Note 10.	Capital Structure

For information regarding the current capital structure of the Company, please refer to the description of the Recapitalization Transactions and IPO Transactions in Note 1.

Subsequent to the IPO Transactions, the Company has two classes of common stock, Class A and Class B, which are described as follows:

(a)	Class A common stock

Holders of the Company’s Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Holders of the Company’s Class A common stock are entitled to receive dividends when and if declared by the Company’s board of directors out of funds legally available therefore, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

In the event of the Company’s merger or consolidation with or into another entity in connection with which shares of the Company’s Class A common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of shares of the Company’s Class A common stock will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).  Upon the Company’s dissolution or liquidation or the sale of all or substantially all of the Company’s assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of the Company’s Class A common stock will be entitled to receive pro rata the Company’s remaining assets available for distribution.

Holders of the Company’s Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Subject to the transfer restrictions set forth in the 3rd LLC Agreement of D&P Acquisitions, holders of fully vested New Class A Units (other than Duff & Phelps Corporation) may exchange these New Class A Units with D&P Acquisitions for shares of Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

In connection with the closing of the IPO, D&P Acquisitions and certain of its existing unitholders entered into an Exchange Agreement under which, subject to the applicable minimum retained ownership requirements and certain other restrictions, including notice requirements, from time to time, typically once a quarter, such unitholders (or certain transferees thereof) will have the right to exchange with D&P Acquisitions their New Class A Units for shares of the Company’s Class A common stock on a one-for-one basis.  New Class A Units are exchangeable with D&P Acquisitions on a one-for-one basis for shares of the Company’s Class A common stock.  In connection with an exchange, a corresponding number of shares of the Company’s Class B common stock will be required to be cancelled.  However, the exchange of New Class A Units for shares of the Company’s Class A common stock will not affect the Company’s Class B common stockholders' voting power since the votes represented by the cancelled shares of the Company’s Class B common stock will be replaced with the votes represented by the shares of Class A common stock for which such New Class A Units are exchanged.  Pursuant to the terms of the Exchange Agreement, in December 2008, 69 New Class A Units were exchanged for 69 shares of Class A common stock and 69 shares of Class B common stock were cancelled.  The Company received no consideration in connection with the exchange.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

(b)	Class B common stock

Holders of the Company’s Class B common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class B common stock and Class A common stock present in person or represented by proxy, voting together as a single class.  Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority of the combined voting power of all shares of Class B common stock and Class A common stock, voting together as a single class.  However, amendments to the certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class.  Notwithstanding the foregoing, any amendment to the Company’s amended and restated certificate of incorporation to increase or decrease the authorized shares of any class of common stock shall be approved upon the affirmative vote of the holders of a majority of the shares of Class B common stock and Class A common stock, voting together as a single class.

Holders of the Company’s Class B common stock will not have any right to receive dividends (other than dividends consisting of shares of the Company’s Class B common stock paid proportionally with respect to each outstanding share of the Company’s Class B common stock) or to receive a distribution upon a liquidation or winding up of the Company.  Holders of the Company’s Class B common stock do not have preemptive, subscription, redemption or conversion rights.

Legacy Capital Structure

The capital structure discussed below is reflective of D&P Acquisitions’ structure as it existed at October 3, 2007, immediately prior to the Recapitalization Transactions.  Immediately following the Recapitalization Transactions, the provisions set forth below no longer apply.

(a)	General

On September 30, 2005, the Company issued an aggregate of 50,628 Legacy Class A Units (“Legacy Class A Units”); 24,429 Legacy Class B Units (“Legacy Class B Units”); 104 Legacy Class C Units (“Legacy Class C Units”); 10,339 Legacy Class D Units (“Legacy Class D Units”) and 14,500 Legacy Class E Units (“Legacy Class E Units”).

The Company received proceeds of $82,900 relating to the issuance of the Legacy Class A Units, for a purchase price per Legacy Class A Unit equal to approximately $1.64. Legacy Class B Units were issued in exchange for all of the outstanding ownership of Duff & Phelps, LLC.  The Company did not realize any proceeds relating to the issuance of the Legacy Class C Units, Legacy Class D Units or Legacy Class E Units, which were issued in consideration for services to be provided by the holders of such Units.

On October 31, 2006, the Company issued an aggregate of 3,000 Legacy Class F (the “Legacy Class F Units”) and 9,855 Legacy Class G Units (the “Legacy Class G Units” and together with the Legacy Class A Units, the Legacy Class B Units, the Legacy Class C Units, the Legacy Class D Units, the Legacy Class E Units and the Legacy Class F Units, collectively the “Legacy Units”) in connection with the Chanin acquisition.  The Legacy Class F Units have a capped preference value of $1.00 per unit, and are not participating profits units.  The Company did not realize any proceeds relating to the issuance of the Legacy Class G Units, which were issued in consideration for services to be provided by the holders of such Units.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

(b)	Voting

Holders of the Legacy Units (whether vested or unvested) are entitled to one vote for each unit held by such holder.  In addition, the Company may not take certain specified actions (or permit any subsidiary to take such actions) without the consent of the holders of a majority of the Legacy Class A Units.  Such actions include, among others, consummating a transaction that is deemed a change of control of the Company, acquiring an entity or assets for a purchase price in excess of $2,500, selling assets with a fair market value in excess of $1,500 in any twelve month period, incurring indebtedness in excess of $5,000 in the aggregate or authorizing the issuance of any equity securities of the Company.

In addition, the Company may not issue any equity securities that are junior to the Legacy Class A Units and either senior to or pari passu with the Legacy Class B Units without the consent of holders of a majority of the Legacy Class B Units, the Company may not issue any equity securities that are junior to the Legacy Class A Units and either senior to or pari passu with the Legacy Class C Units without the consent of holders of a majority of the Legacy Class C Units and the Company may not issue additional Legacy Class F Units or Legacy Class G Units without the consent of holders of a majority of the Legacy Class F Units.

(c)	Priority on Distributions

Distributions are made at such times as determined by the management committee of the Company.  The Legacy Class A Units and Legacy Class B Units (to the extent of the Legacy Class A Capital and the preferred Legacy Class B Capital (each as defined below)) rank pari passu with one another with respect to the return of invested capital and are senior in right to all other classes and series of the Company's equity securities with respect to distribution and redemptions and upon a liquidation or sale of the Company, including the Legacy Class B Units to the extent of the common Legacy Class B Capital (as defined below), the Legacy Class C Units, the Legacy Class D Units, the Legacy Class E Units, the Legacy Class F Units and the Legacy Class G Units.  The Legacy Class A Units, the Legacy Class B Units and the Legacy Class C Units are entitled to a priority on distributions and redemptions upon a liquidation or sale of the Company, as well as a participating right to share pro rate in all distributions once the aggregate priority has been satisfied.  The Legacy Class F Units are entitled only to a priority on distributions and redemptions upon a liquidation or sale of the Company.  The Legacy Class D Units, the Legacy Class E Units and the Legacy Class G Units are profits interests that are entitled only to share pro rata in all distributions once distributions are equal to the floor price at which such Units were issued.  The priority of distributions, including upon liquidation or sale of the Company and may be adjusted with respect to prior non pro-rata distributions pursuant to the terms of the 2nd LLC Agreement, to holders of the Units at December 31, 2007, including with respect to the Legacy Class C Units, Legacy Class D Units, Legacy Class E Units and Legacy Class G Units, to the extent such Units have vested, is described in more detail below:

•
First, $94,478 to the holders of Legacy Class A Units and Legacy Class B Units pro rata based on capital invested [e.g., $83,000 for the Legacy Class A Units (the Legacy Class A Capital) and $11,460 for the Legacy Class B Units (the preferred Legacy Class B Capital)];

•
Second, $44,207 to the holders of Legacy Class B Units and the Legacy Class C Units pro rata based on capital invested [e.g., $27,940 for the Legacy Class B Units (the common Legacy Class B Capital and, together with preferred Legacy Class B Capital, the Legacy Class B Capital)] and $16,295 for the Legacy Class C Units (the Legacy Class C Capital);

•
Third, to the holders of Legacy Class A Units, Legacy Class B Units, Legacy Class C Units, Legacy Class D Units and Legacy Class E Units (that were issued based on a $140,000 floor price, as defined in the LLC agreement of the Company) pro rata based on the aggregate number of Units held by each holder, until the cumulative aggregate distributions equal $175,000;

•	Fourth, $3,000 to the holders of the Legacy Class F Units;

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

•
Fifth, to the holders of Legacy Class A Units, Legacy Class B Units, Legacy Class C Units, Legacy Class D Units, Legacy Class E Units (that were issued based on a $140,000 and $175,000 floor price, as defined in the LLC agreement of the Company) and Legacy Class G Units, pro rata based on the aggregate number of units held by each holder, until the cumulative aggregate distributions equal $227,000;

•
Sixth, to the holders of Legacy Class A Units, Legacy Class B Units, Legacy Class C Units, Legacy Class D Units, Legacy Class E Units (that were issued based on a $140,000, $175,000 and $227,000 floor price, as defined in the LLC agreement of the Company) and Legacy Class G Units, pro rata based on the aggregate number of units held by each holder, until the cumulative aggregate distributions equal $411,000;

•	Seventh, the remaining distribution proceeds shall be distributed to the holders of Units (excluding Legacy Class F Units) pro rata based on the aggregate number of units held by each holder.

Holders of unvested Legacy Class C Units, Legacy Class D Units, Legacy Class E Units and Legacy Class G Units are not entitled to any distributions described above, other than with respect to tax distributions (as further described below) until such Units are vested.  However, pursuant to the limited liability company agreement of the Company, the Company maintains a “catch-up” account with respect to such unvested Legacy Class C Units, Legacy Class D Units, Legacy Class E Units and Legacy Class G Units, pursuant to which it deposits all distributions that would otherwise be payable to holders of such unvested Units if such Units were vested at the time of such distributions.  Upon the vesting of such Units, the Company will distribute the portion of the proceeds in the catch-up account that are allocated with respect to each unvested Legacy Class C Unit, Legacy Class D Unit, Legacy Class E Unit and Class G to the holder thereof or, if such Units are either forfeited or repurchased by the Company prior to vesting, to all holders of Units in accordance with the distribution priority described above.

(d)	Tax Distributions

The Company distributes to each holder of the Units on a periodic basis (to the extent it has cash available for distribution and is not otherwise prohibited from doing so) tax distributions in an amount equal to the excess of (i) the product of (a) the cumulative taxable income allocated by the Company to such holder in excess of the cumulative taxable loss allocated by the Company to such holder and (b) an assumed tax rate, over (ii) all prior tax distributions made by the Company to such holder.

(e)	Redemption Provisions

At any time following September 30, 2011, the majority of certain groups that hold the Legacy Class A Units may request that the Company redeem all or a specified portion of such holders' Legacy Class A Units at a redemption price per Class A Unit that is equal to the greater of the unreturned Legacy Class A Capital with respect to such Legacy Class A Unit or the amount that a Class A Unit would be entitled to receive under the heading “Priority on Distributions” above in the event of a hypothetical sale of the Company.

In the event that certain holders of Legacy Class A Units request that the Company redeem all or a specified percentage of such holders' Legacy Class A Units, certain holders of Legacy Class B Units may request that the Company redeem a specified percentage of such holders' Legacy Class B Units.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)
(f)	Class A and B Units

The following is a rollforward of activity of the Class A and B Units:

Class A Units
Class A Units, January 1, 2005	-	$-
Issuance of Class A Units	50,628	80,358
Class A Units, December 31, 2005	50,628	80,358
Issuance of Class A Units	122	200
Redemption of Class A Units	(61)	(100)
Class A Units at December 31, 2006	50,689	80,458
Issuance of Class A Units	-	-
Redemption of Class A Units	-	-
Class A Units at October 3, 2007	50,689	$80,458

Class B Units
Class B Units, January 1, 2005	-	$-
Issuance of Class B Units	24,429	11,695
Class B Units, December 31, 2005	24,429	11,695
Redemption of Class B Units	(267)	(180)
Class B Units at December 31, 2006	24,162	11,515
Redemption of Class B Units	(76)	(36)
Class B Units at October 3, 2007	24,086	$11,479

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 11.	Equity-Based Compensation

Equity-based compensation with respect to (a) grants of Legacy Class C, D, E and G Units of D&P Acquisitions prior to the consummation of the Recapitalization Transactions, (b) options to purchase shares of the Company’s Class A common stock granted in connection with the IPO (“IPO Options”) and (c) restricted stock awards issued in connection with the Company’s ongoing long-term compensation program (“Ongoing RSAs”) is detailed in the table below:

	Successor
				Period from
	Year Ended			October 4 to
	December 31, 2008			December 31, 2007
	Client			Client
	Service	SG&A	Total	Service	SG&A	Total
Legacy Units	$13,056	$5,519	$18,575	$22,575	$1,811	$24,386
IPO Options	4,386	1,945	6,331	1,209	547	1,756
Ongoing RSAs	3,095	3,339	6,434	22	498	520
Total	$20,537	$10,803	$31,340	$23,806	$2,856	$26,662

Predecessor
Period from
	January 1 to			Year Ended
	October 3, 2007			December 31, 2006
	Client			Client
	Service	SG&A	Total	Service	SG&A	Total
Legacy Units	$23,187	$8,241	$31,428	$10,244	$3,790	$14,034
IPO Options	-	-	-	-	-	-
Ongoing RSAs	-	-	-	-	-	-
Total	$23,187	$8,241	$31,428	$10,244	$3,790	$14,034

Legacy Units

The Company has four classes of Legacy Units (Legacy Class C, Legacy Class D, Legacy Class E, and Legacy Class G Units) that have been issued as long-term incentive compensation to management and independent members of the board of directors.  All classes are subject to the participation preferences and other rights of the Legacy Class A and B Unit capital as further described in Note 10.

In conjunction with the acquisition of CVC on September 30, 2005, the Company issued 104,432 Legacy Class C Units; 10,339 Legacy Class D Units and 14,500 Legacy Class E Units.  In conjunction with the acquisition of Chanin on October 31, 2006, the Company issued 9,855 Legacy Class G Units.  The Legacy Class C and D Units have certain five-year vesting provisions, as more precisely defined in the individual grant agreements. However, both old classes have accelerated vesting in the case of a sale of the Company or a qualified liquidity event.  In the case of an IPO, 25% of the units vest for each full year of continuous service from the date of issuance and 25% vest on each anniversary date after the event assuming that the holder remains employed by the Company.

For the purposes of calculating periodic equity-based compensation expense, a five-year requisite service period has been assumed and expense is recognized using the straight-line allocation method.  In the case of retirement, the Units continue to vest so long as the individual does not compete with the Company.  As a result, for the purpose of recognizing equity-based compensation expense only, full vesting has been assumed as of the date an individual becomes retirement-eligible and is recognized over the period from the date of grant to the retirement-eligible date, if this period is shorter than the requisite service period.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Generally, 20% of the Legacy Class E Units vest on each anniversary of the date of issuance, so long as the holder remains employed by the Company.  A select group of senior executives hold Legacy Class E Units whereby 50% of the Units time vest and 50% of the Units contain certain performance conditions for fiscal years ending 2006, 2007 and 2008.  The performance conditions for fiscal years 2006 and 2007 have been met.  At each future reporting period, the Company will assess the probability of the likelihood that the remaining Units will become eligible to vest. In addition, all of the time-vesting Legacy Class E Units will vest immediately upon the occurrence of a sale of the Company or a qualified liquidity event prior to the fifth anniversary of the date of issuance, so long as the holder remains employed with the Company, or, if the holder has retired, so long as the holder has not competed with the Company prior to such date.

Upon a termination of such holder's employment other than for cause, unvested Legacy Class E Units will be forfeited for no consideration and vested Legacy Class E Units may be repurchased for a repurchase price equal to the fair market value of such Legacy Class E Units at the option of the Company.  Upon a termination of such holder's employment for cause or if the holder resigns without good reason and then competes with the Company, all vested and unvested Legacy Class E Units will be forfeited without any consideration. For the purposes of calculating periodic equity-based compensation expense, a five-year service period has been assumed and graded vesting is used to allocate compensation expense.  As a result, for the purpose of recognizing equity-based compensation expense only, full vesting has been assumed as of the date an individual becomes retirement-eligible and is recognized over the period from the date of grant to the retirement-eligible date, if this period is shorter than the requisite service period.

The Legacy Class G Units have certain five-year vesting provisions, as more precisely defined in the individual grant agreements.  The Legacy Class G Units have accelerated vesting in the case of a sale of the Company or a qualified liquidity event. In the case of an IPO, generally 20% of the Units vest for each full year of continuous service from the date of issuance and 20% vest on each anniversary date after the event assuming that the holder remains employed by the Company.  For the purpose of calculating periodic equity-based compensation expense, a five-year requisite service period has been assumed and expense is recognized using the straight-line allocation method.  In the case of retirement, the Units continue to vest so long as the individual does not compete with the Company.  As a result, for the purpose of recognizing equity-based compensation expense only, full vesting has been assumed as of the date an individual becomes retirement-eligible and is recognized over the period from the date of grant to the retirement-eligible date, if this period is shorter than the requisite service period.

As described above the Legacy Class C, D, and G units have certain provisions that accelerated vesting in the event of an IPO.  At the time of the IPO, the vesting associated with the Legacy Class C and D units changed from five year cliff vesting to four year ratable vesting.  As such, an adjustment to recognize the additional expense of $6,573 and $12,283 was recognized in the period from October 4 to December 31, 2007 for the Legacy Class C and D units, respectively.  At the time of the IPO, the Legacy Class G units maintained a five year vesting life, but changed from cliff vesting to ratable vesting. As such, an adjustment to recognize the additional expense associated with this change of $1,581 was recorded in the period from October 4 to December 31, 2007.

There is no maximum contractual life of the Legacy Class C, D, E or G Units.

As discussed above, the Legacy Class C, D, E, and G Units issued to personnel as long-term incentive compensation are not options, but rather fully participating Units.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Information with respect to the year ended December 31, 2007, equity-based compensation by Legacy Class as converted at the time of the IPO is detailed below:

		Weighted
	Number of	Average
Legacy Class C Units	Awards	Fair Value
As of January 1, 2005	-	$-
Granted	104	60.88
Forfeited	-	-
As of December 31, 2005	104	60.88
Granted	-	-
Forfeited	-	-
Repurchased	(5)	96.85
As of December 31, 2006	99	143.91
Granted	-	-
Forfeited	-	-
Unvested as of October 3, 2007	99	166.74

The total fair value of Class C Units vested was zero and $476 during the period from January 1 and October 3, 2007 and the year ended December 31, 2006, respectively.

		Weighted
	Number of	Average
Legacy Class D Units	Awards	Fair Value
As of January 1, 2005	-	$-
Granted	10,339	0.68
Forfeited	-	-
As of December 31, 2005	10,339	0.68
Granted	-	-
Forfeited	(487)	0.65
As of December 31, 2006	9,852	1.38
Granted	-	-
Forfeited	-	-
Unvested as of October 3, 2007	9,852	3.06

The total fair value of Class D Units vested was zero during the period from January 1 and October 3, 2007 and the year ended December 31, 2006.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

		Weighted
	Number of	Average
Legacy Class E Units	Awards	Fair Value
As of January 1, 2005	-	$-
Granted	14,500	0.68
Forfeited	-	-
As of December 31, 2005	14,500	0.68
Granted	4,795	0.68
Forfeited	(2,348)	0.73
Vested	(2,444)	1.38
As of December 31, 2006	14,503	1.38
Granted	1,272	-
Forfeited	(764)	1.53
Vested	(2,347)	3.05
Repurchased	(22)	2.46
Unvested as of October 3, 2007	12,642	3.06

The total fair value of Class E Units vested was $7,146 and $3,372 during the period from January 1 and October 3, 2007 and the year ended December 31, 2006, respectively.

		Weighted
	Number of	Average
Legacy Class G Units	Awards	Fair Value
January 1, 2006	-	$-
Granted	9,855	0.75
Forfeited	-	-
As of December 31, 2006	9,855	-
Granted	-	-
Forfeited	(519)	0.75
Vested	(154)	0.75
Unvested as of October 3, 2007	9,182	2.72

The total fair value of Class G Units vested was $115 and zero during the period from January 1 to October 3, 2007 and the year ended December 31, 2006, respectively.

Beginning on the close of business on October 3, 2007, all Legacy Units convert to New Class A Units of D&P Acquisitions, as detailed:

	Legacy	Legacy	Legacy	Legacy
	Class C	Class D	Class E	Class G
Outstanding Legacy Units as September 30, 2007	100	9,852	17,434	9,335
Converted Legacy Units	940	(7,944)	(14,202)	(7,707)
Total converted units at October 3, 2007	1,040	1,908	3,232	1,628
New Class A Units redeemed	(519)	(131)	(170)	(218)
New Class A Units forfeited	(4)	(7)	(12)	-
Outstanding New Class A Units at December 31, 2007	517	1,770	3,050	1,410
New Class A Units redeemed	-	-	-	-
New Class A Units forfeited	(13)	(23)	(45)	(50)
Outstanding New Class A Units at December 31, 2008	504	1,747	3,005	1,360

Vested	256	1,291	1,585	471
Unvested	248	456	1,420	889

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

For a discussion of the Legacy Class A Units, Legacy Class B Units and Legacy Class F Units, see Note 10.

The Company accounts for equity-based compensation in accordance with the fair value provisions of SFAS 123(R).  Principles of option pricing theory were used to calculate the fair value of the subject grants.  Under this methodology, the Company's various classes of Legacy Units are modeled as call options with distinct claims on the assets of the Company.  The characteristics of the Legacy Unit classes, as determined in the Company's unit grant and limited liability corporation agreements, determine the uniqueness of each Legacy Unit's claim on the Company's assets relative to each other and the other components of the Company's capital structure.  Periodic valuations were performed during 2006, at March 31, 2007, at June 30, 2007, at September 30, 2007 and at October 3, 2007 in order to properly recognize equity-based compensation.

During 2006, the Company’s periodic business enterprise valuations increased as a result of the following significant factors:

•
The Company’s positive financial performance relative to prior-year and sequential periods, and relative to initial internal budgets prepared by management. In particular, its revenues before reimbursable expenses for the years ended December 31, 2005 and December 31, 2006 increased from $73,926 to $246,742, respectively. In addition, over the course of the period, the Company conducted periodic re-forecasts of the Company’s full-year results for 2006, which typically resulted in revised forecasts that were higher relative to the initial budget for the year.

•
Meaningful progress with respect to development of stand-alone operational infrastructure, including technology, finance and human capital functions, as well as real estate, separate from McGraw-Hill, which had been providing many services with respect to these items pursuant to a transitional services agreement that was entered into between the Company and McGraw-Hill subsequent to the CVC acquisition.

•
Entry into new service offerings and geographies, including the acquisition of Chanin (enabling the Company to expand its service offering to include financial restructuring advice to constituencies in the business reorganization process), further diversifying the Company’s business and geographic mix and enhancing the Company’s prospects for future growth.

•	Increases in multiples of earnings of several of the Company’s comparable publicly traded peers.

•	Greater visibility and likelihood, over the course of the period, with respect to the prospects for marketability of the Company’s equity securities.

During the period from January 1, 2007 through October 3, 2007 (the date of the completion of the Company’s IPO Transactions) the Company’s periodic business enterprise valuations increased as a result of the following significant factors:

•
The Company’s positive financial performance relative to prior-year and sequential periods, and relative to initial internal budgets prepared by management. In particular, the Company’s revenues before reimbursable expenses for the 12-month periods ended December 31, 2006 and September 30, 2007 (the quarter immediately prior to the Company’s IPO) increased from $246,742 to $324,636, respectively. In addition, over the course of the period, the Company conducted a re-forecast of the Company’s full-year results for 2007, which resulted in a revised forecast that was higher relative to the initial budget for the year;

•
Completion of the development of stand-alone operational infrastructure, including technology, finance and human capital functions, as well as real estate, separate from McGraw-Hill, which had been providing many services with respect to these items pursuant to a transitional services agreement that was entered into between the Company and McGraw-Hill subsequent to the CVC acquisition. The Company believes that the creation of its stand-alone infrastructure has and will continue to result in cost-savings and increased flexibility relative to being a party to the transitional services agreement;

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

•
Continued expansion of service offerings and geographies, including the opening or ramp-up of new offices in Munich and Paris, further diversifying the Company’s business and geographic mix and enhancing the Company’s prospects for future growth;

•	Increases in multiples of earnings of certain of the Company’s comparable publicly traded peers; and

•	Greater visibility and likelihood, over the course of the period, with respect to the prospects for marketability of the Company’s equity securities.

The equity unit valuations included the following key assumptions in the determination of fair values are summarized as follows:

	New Class A
	Units	Legacy Units
	October 3,	December 31,	December 31,
	2007	2006	2005
Implied asset volatility	22.0%	45.0%	63.0%
Expected dividends	None	None	None
Risk-free rate	5.20%	5.00%	4.18%
Expected term of the units	0 years	0.8 years	2 years

The Legacy Class C, D, and E Units contain certain repurchase provisions which could result in an award being settled in cash in the event of certain types of termination scenarios.  These provisions were invoked during several repurchase instances during 2006 and the Company established a policy to repurchase Legacy Units upon these occurrences.  As a result, during 2006 and thereafter, the expense recognition for the Legacy C, D, and E Units is under variable accounting until the award is settled, as per SFAS 123(R).

Settlement occurs at the time of exercise, forfeiture, repurchase, or at the point in time where the unitholder has borne sufficient risks and rewards of equity ownership, assumed as six-months and one-day post-vesting.  The fair values of these Legacy Units are re-valued at each reporting period and any change in value is recognized in current period expense, until settled. As such, the expense will no longer reside within additional paid-in capital unless it meets certain conditions, but within the current and long-term liabilities on the balance sheet.  Upon conversion to New Class A Units, the awards were re-classified from a liability award to an equity award.

As of October 3, 2007, the value used for the purpose of SFAS 123(R) for the above referenced units was based on the price of $16.00 per share of Class A common stock sold in the IPO, which determined the conversion of Legacy Units of D&P Acquisitions into New Class A Units pursuant to the Recapitalization Transactions.

In all cases of graded vesting, equity-based compensation expense is being accrued through charges to operations over the respective vesting periods of the equity grants using the accelerated method of amortization.  A tax expense of $356 and benefit of $741 was recognized on the Legacy Class C units for the year ended December 31, 2008 and in the period October 4 to December 31, 2007, respectively.

IPO Options and Restricted Stock Awards

In connection with its IPO, the Company adopted the 2007 Omnibus Stock Plan (“Omnibus Plan”), which replaced the Company’s then existing equity plans for grants of share-based awards.  The Omnibus Plan permits the grant of 6,150 stock options, stock appreciation rights, deferred stock awards, restricted stock awards, dividend equivalent rights, and any other share-based awards that are valued in whole or in part by reference to the Company’s Class A common stock, or any combination of these.  This plan is administered and interpreted by the Compensation Committee of the Company’s Board of Directors.

Options were granted in conjunction with the Company’s IPO to employees with exercise prices equal to the market value of the Company’s Class A common stock on the grant date and expire ten years subsequent to award.  Vesting provisions for individual awards are established at the grant date at the discretion of the Compensation Committee of the Company’s Board of Directors.  Options granted under the Company’s share-based incentive compensation plans vest annually over four years.  The Company plans to issue new shares of the Company’s Class A common stock whenever stock options are exercised or share awards are granted.  The Company did not grant options prior to 2007.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Restricted stock awards and restricted stock units were granted as a form of incentive compensation and are accounted for similarly.  Corresponding expense is recognized based on the fair market value on the date of grant.  Restricted stock units are generally contingent on continued employment and are converted to common stock when restrictions on transfer lapse after three years.

During the twelve months ended December 31, 2008, the Company issued 1,319 Ongoing RSAs related to annual bonus incentive compensation, performance incentive initiatives, promotions and recruiting efforts.  Expense is recognized based on the fair market value on the date of grant over the service period.  The restrictions on transfer and forfeiture provisions are eliminated after three years for all awards granted to non-executives.  The restrictions on transfer and forfeiture provisions are eliminated annually over three years based on ratable vesting for grants made to executives and four years for non-employee members of our Board of Directors.  Of the 1,319 Ongoing RSAs granted, 233 awards were granted to executives on March 19, 2008, and 18 were granted to non-employee members of our Board of Directors on May 15, 2008.

Below is a summary of the option and restricted award activity for the period from October 4 to December 31, 2007 and the year ended December 31, 2008:

Summary of IPO Options and Ongoing RSAs
(In thousands, except per share data)

		Restricted	Restricted
	IPO	Stock	Stock
	Options	Awards	Units
Balance as of October 4, 2007	-	-	-
Granted	2,080	61	-
Forfeited	(14)	-	-
Balance as of December 31, 2007	2,066	61	-
Granted	-	1,226	93
Exercised	(16)	-	-
Forfeited	(53)	(39)	(1)
Balance as of December 31, 2008	1,997	1,248	92

Vested	492	-	-
Unvested	1,505	1,248	92

Weighted average fair value on grant date	$7.33	$14.13	$13.94
Weighted average exercise price	$16.00
Weighted average remaining contractual term	8.75
Total intrinsic value of exercised options	$60
Total fair value of options vested	$3,720
Aggregate intrinsic value	$6,232
Options expected to vest	1,846
Aggregate intrinsic value of options expected to vest	5,759

Pursuant to the employment agreements entered into on July 17, 2007 with all of the Executive Officers of the Company, Executive Officers’ annual bonus may be paid in the form of cash and restricted shares, valued at the per share closing price on the date the bonus is paid.  The Company has recorded equity-based compensation expense of $1,541 and $498 for the year ended December 31, 2008 and in the period October 4 to December 31, 2007 in relation to the bonus earned in the 2008 and 2007 plan year.  The Company did not grant restricted shares prior to 2007.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

The Company valued the IPO Options using the Black-Scholes method.  Asset volatility was based on the historical mean of the Company’s closest peer group.  The following table details the weighted average assumptions used to determine fair value at the time of grant:

Asset volatility	39%
Expected dividends	None
Risk-free rate	4.28%
Expected term of options	6.25 years

Forfeitures are estimated at the time an award is granted and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  Pre-vesting forfeitures were estimated to be between 3% and 21% as of December 31, 2008 based on historical experience and future expectations.

The total unamortized compensation cost related to all non-vested awards was $26,997 at December 31, 2008. The weighted-average period over which this is expected to be recognized is 0.9 years.  A tax benefit of $2,390 and $417 was recognized for the stock options issued in conjunction with the IPO and Ongoing RSAs for the years ended December 31, 2008 and 2007, respectively.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 12.   Income Taxes

Components of the provision for income taxes consist of the following:

	Successor		Predecessor
		Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended
	December 31,	December 31,	October 3,	December 31,
	2008	2007	2007	2006

Current
Federal	$3,076	$3,496	$18	$12
Foreign	752	82	247	218
State and local	1,110	1,356	730	780
Total current expense	4,938	4,934	995	1,010

Deferred expense/(benefit)
Federal	4,879	(2,920)	-	-
Foreign	(318)	-	-	-
State and local	1,120	(838)	56	(309)
Total deferred expense/(benefit)	5,681	(3,758)	56	(309)

Provision for income tax expense	$10,619	$1,176	$1,051	$701

Prior to October 4, 2007, the Company had not been subject to U.S. federal income taxes as the Predecessor entity is an LLC, but had been subject to the New York City Unincorporated Business Tax and certain other state and local taxes, including certain non-income tax fees in other jurisdictions where the Company had registered offices and conducted business.  As a result of the IPO, the operating business entities of the Company were restructured and a portion of the Company’s income will be subject to U.S. federal, state, local and foreign income taxes and taxed at the prevailing corporate tax rates.

Prepaid income taxes were $727 and taxes payable were $877 at December 31, 2008 and 2007, respectively.

The Company's effective tax rate includes a rate benefit attributable to the fact that the Company’s subsidiaries operate as a series of limited liability companies and other flow-through entities which are not subject to federal income tax.  Accordingly, a portion of the Company's earnings are not subject to corporate level taxes.  This favorable impact is partially offset by the impact of certain permanent items, primarily attributable to certain compensation related expenses that are not deductible for tax purposes.

A reconciliation of the U.S. statutory income tax rate to the Company’s effective tax rate is as follows:

	Successor		Predecessor
		Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended
	December 31,	December 31,	October 3,	December 31,
	2008	2007	2007	2006

U.S. statutory tax rate	35.0%	35.0%	35.0%	35.0%
Increase due to state and local taxes	6.4%	3.7%	4.0%	1.6%
Effect of permanent differences	7.3%	(26.6)%	5.6%	2.6%
Rate benefit as a LLC	(19.6)%	(20.5)%	(34.8)%	(34.9)%
Foreign taxes	1.3%	(0.4)%	3.4%	2.0%
Effective tax rate	30.4%	(8.8)%	13.2%	6.3%

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated balance sheets.  These temporary differences result in taxable or deductible amounts in future years.  Details of the Company’s deferred tax assets and liabilities are summarized as follows:

	December 31,	December 31,
	2008	2007

Current deferred tax assets
Compensation and benefits	$3,953	$8,734
Other	532	674
Net operating losses	544	797
Total current deferred tax assets	5,029	10,205

Current deferred tax liabilities
Prepaid expenses	(711)	(574)
Other	(14)	(80)
Total current deferred tax liabilities	(725)	(654)

Net current deferred tax assets	$4,304	$9,551

Long-term deferred tax assets
Compensation and benefits	$4,856	$1,434
Goodwill and other intangibles	59,265	65,495
Financing fees	-	379
Fixed assets	361	388
Other	1,480	1,213
Credits	318	-
Net operating losses	3,051	3,603
Valuation allowance	(3,333)	(3,603)
Total long-term deferred tax assets	65,998	68,909

Long-term deferred tax liabilities
Goodwill and other intangibles	(4,383)	(3,607)
Other	(6)	(56)
Total long-term deferred tax liabilities	(4,389)	(3,663)

Net long-term deferred tax assets	$61,609	$65,246

Total deferred tax assets and liabilities	$65,913	$74,797

The Company recognized net deferred tax assets related to differences between the financial reporting basis and the tax basis of the net assets of the Company.  The valuation allowance primarily represents the tax benefits of certain foreign net operating loss carry forwards which may expire without being utilized.  These losses are available on the carry forward basis in varying time frames in each jurisdiction ranging from six years to indefinitely.  Based on the Company's historical taxable income and its expected future earnings, management has evaluated the uncertainty associated with booking tax benefits and has determined that the deferred tax assets, other than those offset by valuation allowances, will be realized as offsets to deferred tax liabilities and future taxable income.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

The Company accounts for uncertainties in income tax positions in accordance with FIN 48.   A reconciliation of the beginning and ending amount of unrecognized tax benefit is summarized as follows:

Successor
Year Ended
December 31,
2008

Beginning balance	$288
Additional based on tax positions related to the current year	187
Additional for tax positions of prior years	27
Ending balance	$502

The $502 of unrecognized tax benefit would impact the effective tax rate if realized.  The Company recognizes accrued interest related to unrecognized tax benefits in interest expense.  The Company recognized $22 and $15 of interest expense during the years ended December 31, 2008 and 2007, respectively.  There was no accrual or expense for penalties for the years ended December 31, 2008 and 2007.

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various states and foreign jurisdictions.  Duff & Phelps, LLC and D&P Acquisitions are open for federal income tax purposes from 2005 forward.  These entities are not subject to federal income taxes as they are flow-through entities.  The Company is open for federal income tax purposes beginning in 2007.

With respect to state and local jurisdictions and countries outside of the United States, the Company and its subsidiaries are typically subject to examination for four to five years after the income tax returns have been filed.  Although the outcome of tax audits is always uncertain, the Company believes that adequate amounts of tax, interest and penalties have been provided for in the accompanying consolidated financial statements for any adjustments that might be incurred due to state, local or foreign audits.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 13.   Commitments and Contingencies

Commitments

The Company leases office facilities under non-cancelable operating leases that expire at various dates through 2023 and include fixed or minimum payments plus, in some cases, scheduled base rent increases over the terms of the lease.  Certain leases provide for monthly payment of real estate taxes, insurance and other operating expenses applicable to the property.  The Company has various leases that grant a free rent period and entitle the Company to a lease incentive.  The accompanying consolidated financial statements reflect all rent expense on a straight-line basis over the term of the leases.  In addition to office leases, the Company leases a nominal amount of equipment under operating leases that expire at various dates through 2012.

Future minimum annual lease payments are summarized as follows:

Year Ending December 31,
2009	$16,244
2010	15,349
2011	14,561
2012	13,450
2013	12,480
Thereafter	76,287

Total rental expense for operating leases is summarized as follows:

	Successor		Predecessor
		Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended
	December 31,	December 31,	October 3,	December 31,
	2008	2007	2007	2006

Rental expense	$14,555	$3,567	$10,022	$10,500

Future minimum rentals to be received under non-cancelable subleases are $1,078, $531 and $16 for the years ending December 31, 2009, 2010 and 2011, respectively.

Contingencies

The Company is involved in various claims or disputes arising in the normal course of business.  Management does not believe that these matters would have a material adverse effect on the Company's financial position, results of operations or liquidity.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 14.	Related Party Transactions

During 2007, the Company paid advisory and management fees to Vestar Capital Partners and Duff & Phelps Holdings, LLC, unitholders in D&P Acquisitions during such period.  The total of such fees is included in selling, general and administrative expenses and is summarized as follows:

	Successor		Predecessor
		Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended
	December 31,	December 31,	October 3,	December 31,
	2008	2007	2007	2006

Related party advisory fees	$-	$-	$638	$850

The fees were discontinued in October 2007 upon completion of the IPO and related transactions.

Shinsei Bank, Ltd., a shareholder of the Company, engaged the Company to provide certain consulting services.  As a result of services provided, the Company recorded $1,590 and $225 of revenues resulting from the engagement during the year ended December 31, 2008 and the period from October 4 to December 31, 2007, respectively.  A representative from Shinsei Bank serves as an observer on the Company’s Board of Directors.

An affiliate of Lovell Minnick Partners, a shareholder of the Company, engaged the Company to provide certain consulting services.  As a result of services provided, the Company recorded $512 and $56 of revenues resulting from the engagement during the years ended December 31, 2008 and 2006, respectively.  Two managing directors of Lovell Minnick serve on the Company’s Board of Directors.  In addition, as a unitholder of D&P Acquisitions, the Company paid affiliates of Lovell Minnick $2,347 and $6,979 related to tax distributions (as described in Note 1) for the year ended December 31, 2008 and the period from January 1 to October 3, 2007, respectively.  In 2008, the Company also paid affiliates of Lovell Minnick $190 related to the TRA (as described in Note 1) with respect to the period from October 4 through December 31, 2007.

As a unitholder of D&P Acquisitions, the Company paid affiliates of Vestar Capital Partners, a shareholder of the Company, $3,145 and $7,977 related to tax distributions (as described in Note 1) for the year ended December 31, 2008 and the period from January 1 to October 3, 2007, respectively.  In addition, in 2008 the Company paid affiliates of Vestar Capital Partners, a shareholder of the Company, $320 related to the TRA (as described in Note 1) with respect to the period from October 4 to December 31, 2007.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 15.	Employee Benefit Plans

Defined Contribution 401(k) Plan

Duff & Phelps, LLC, a subsidiary of the Company, sponsors the Duff & Phelps Savings Plan, a qualified defined contribution 401(k) plan covering substantially all employees (“401(k) Plan”).  Employees are entitled to make contributions up to 100% of their compensation subject to Internal Revenue Code (“Code”) limitations.  The Company matches an amount equal to an employee’s contribution up to 3% of the employee’s compensation and matches 50% of the employee’s contribution up to the next 3% of compensation.  All Company contributions are discretionary.  Participants are immediately vested in both their voluntary and matching contributions plus actual earnings thereon.

Company contributions to the 401(k) Plan is included as components of (i) compensation and benefits of direct client service costs and (ii) selling, general and administrative expenses in the Company’s consolidated statements of operations and are summarized as follows:

	Successor		Predecessor
		Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended
	December 31,	December 31,	October 3,	December 31,
	2008	2007	2007	2006

Contributions to 401(k) Plan	$5,127	$972	$3,188	$3,215

Deferred Compensation Plan

Duff & Phelps, LLC maintains the Duff & Phelps Deferred Compensation Plan (“Deferred Compensation Plan”) for key employees.  The purpose of the Deferred Compensation Plan is to attract and retain key employees by providing each participant with an opportunity to defer receipt of a portion of their salary, bonus and other specified compensation.  The Plan is not intended to meet the qualification requirements of Code Section 401(a), but is intended to meet the requirements of Code Section 409A, and is operated and interpreted consistent with that intent.

The Deferred Compensation Plan constitutes an unsecured promise by the Company to pay benefits in the future. Participants in the Deferred Compensation Plan have the status of general unsecured creditors of the Company. The plan is unfunded for U.S. federal tax purposes and is intended to be an unfunded arrangement for eligible employees who are part of a select group of management or highly compensated employees of the Company within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  Any amounts set aside to defray the liabilities assumed by the Company will remain general assets of the Company and remain subject to the claims of the Company’s creditors until such amounts are distributed to the participants.

The Company may credit participant contributions with matching contributions to this plan.  For participants who reside in the United States, matching contributions may equal 4½% of the compensation of the participant for the plan year that exceeds the limitation on compensation under Code Section 401(a)(17) for such year, provided the participant is employed on the last day of the plan year and has deferred the maximum permissible amount to the Company’s qualified 401(k) plan for such year.  For participants outside of the United States, the Company’s matching contributions will be an amount determined by the Company.  Company matching contributions to the Deferred Compensation Plan are 100% vested.

Under the terms of the plan, the Company established a “rabbi trust” as a vehicle for accumulating assets to pay benefits under the plan.  Payments under the plan may be paid from the general assets of the Company or from the assets of any such rabbi trust.  Payment from any such source reduces the obligation owed to the participant or beneficiary.  The rabbi trust invests in an investment vehicle structured as a corporate-owned life insurance (“COLI”) policy with a cash surrender value that mirrors the payable to the participants of the plan and tracks the value of the plan assets.  Participants can earn a return on their deferred compensation that is based on hypothetical investment funds.  The policy is redeemable on demand in an amount equal to the cash surrender value.  The cash surrender value totaled $7,945 at December 31, 2008.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

The following table summarizes the fair market value of the rabbi trust and the corresponding liability owed to participants:

	December 31,	December 31,
	2008	2007
Fair market value of investments in rabbi trust	$7,946	$1,789
Payable to participants of the plan	8,479	3,782

The fair market value of the investments in the rabbi trust is included in “Other assets” with the corresponding deferred compensation obligation included in “Accrued compensation and benefits” on the Consolidated Balance Sheet.  Changes in the fair value of the investments are recognized as compensation expense (or credit).  Changes in the fair value of the benefits payables to participants are recognized as a corresponding offset to compensation expense (or credit).  The net impact of changes in fair value is not material.

Note 16.	Regulated Subsidiaries

Duff & Phelps Securities, LLC (“Securities”), a wholly-owned subsidiary of the Company, is a registered U.S. broker-dealer, subject to the SEC’s “Uniform Net Capital Rule,” Rule 15c3-1.  At December 31, 2008, Securities reported net capital of $4,072 which was $3,461 in excess of its net capital requirement of $611.  At December 31, 2007, Securities reported net capital of $6,714 which was $5,999 in excess of its net capital requirement of $714.  Securities had no aggregate indebtedness at December 31, 2008 or 2007.

Duff & Phelps Securities, Limited (“Securities Ltd.”), a wholly-owned subsidiary of the Company, is a registered United Kingdom broker-dealer, subject to the regulations of the Financial Services Authority.  Securities Ltd. is currently registered in England and Wales.  Securities Ltd. was newly authorized in December 2007 and did not have any business activity in 2007.  At December 31, 2008, the entity reported net capital of UK£267 which was UK£223 in excess of its net capital requirement of UK£44.  At December 31, 2007, the entity reported net capital of UK£110.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 17.	Segment Information

Prior to January 1, 2009, the Company provided services through two segments:  Financial Advisory and Investment Banking.  Effective January 1, 2009, the Company changed the structure of its internal organization in a manner that caused the composition of its reportable segments to change.  As a result, the Corporate Finance Consulting business, previously part of Financial Advisory, became a third segment.  Segment results for the periods presented have been recast to reflect the three reporting segment structure.

The Financial Advisory segment provides services related to valuation advisory, tax services, and dispute and legal management consulting; the revenue model associated with this segment is generally based on time and materials.  The Corporate Finance Consulting segment provides services related to portfolio valuation, financial engineering, strategic value advisory and due diligence; the revenue model associated with this segment is generally based on time and materials.  The Investment Banking segment provides merger and acquisition advisory services, transaction opinions and global restructuring advisory services; the revenue model associated with this segment is generally based on fixed retainers, fixed fees and contingent fees upon the successful completion of a transaction.

	Successor		Predecessor
		Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended
	December 31,	December 31,	October 3,	December 31,
	2008	2007	2007	2006
Financial Advisory
Revenues (excluding reimbursables)	$253,169	$57,656	$160,585	$165,844
Segment operating income	42,816	9,851	25,973	24,256
Segment operating income margin	16.9%	17.1%	16.2%	14.6%

Corporate Finance Consulting
Revenues (excluding reimbursables)	$56,494	$11,165	$30,163	$23,642
Segment operating income	13,220	2,326	5,024	2,789
Segment operating income margin	23.4%	20.8%	16.7%	11.8%

Investment Banking
Revenues (excluding reimbursables)	$71,813	$19,062	$62,527	$57,256
Segment operating income	17,673	3,959	21,705	17,165
Segment operating income margin	24.6%	20.8%	34.7%	30.0%

Total
Revenues (excluding reimbursables)	$381,476	$87,883	$253,275	$246,742

Segment operating income	$73,709	$16,136	$52,702	$44,210
Net client reimbursable expenses	(77)	238	(133)	(159)
Equity-based compensation associated
with Legacy Units and IPO options	(24,906)	(26,142)	(31,428)	(14,034)
Depreciation and amortization	(9,816)	(2,384)	(6,754)	(7,702)
Acquisition retention expense	(793)	(217)	(2,035)	(6,003)
Operating income	$38,117	$(12,369)	$12,352	$16,312

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Revenues excluding reimbursable expenses attributable to geographic area are summarized as follows:

	Successor		Predecessor
		Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended
	December 31,	December 31,	October 3,	December 31,
	2008	2007	2007	2006
United States	$342,003	$78,313	$239,017	$235,859
Europe	34,596	8,644	13,036	10,431
Asia	4,877	926	1,222	452
Total	$381,476	$87,883	$253,275	$246,742

There were no inter-segment revenues during the three years ended December 31, 2008. Long-lived assets attributable to international operations totaled $2,617 and $2,922 at December 31, 2008 and 2007, respectively. The Company does not maintain separate balance sheet information by segment.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 18.	Selected Quarterly Data (Unaudited)

The following table contains information derived from unaudited financial statements of the Company.  In the opinion of the Company’s management, the information includes all adjustments necessary for fair presentation of the results.  The results of a particular quarter are not necessarily indicative of the results that might be achieved for a full fiscal year.

	Successor
	Year Ended December 31, 2008
		Fourth	Third	Second	First
	Total	Quarter	Quarter	Quarter	Quarter
Revenues	$381,476	$94,208	$96,314	$97,801	$93,153
Reimbursable expenses	10,546	2,600	2,781	2,837	2,328
Total revenues	392,022	96,808	99,095	100,638	95,481

Operating income	$38,117	$13,919	$4,402	$9,759	$10,037
Net income	24,293	8,261	2,317	7,023	6,692
Net income attributable
to Duff & Phelps Corporation	5,225	2,397	153	1,260	1,415

Weighted average chares of
Class A common stock outstanding:
Basic	13,225	13,403	13,299	13,134	13,064
Diluted	13,501	13,805	13,673	13,430	13,064

Net income per share attributable to
stockholders of Class A common stock
of Duff & Phelps Corporation:
Basic	$0.37	$0.16	$0.01	$0.09	$0.11
Diluted	0.36	0.16	0.01	0.09	0.11

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

	Successor	Predecessor
	Period from	Period from
	October 4,	October 1 to	Quarter Ended
	December 31,	October 3,	September 30,	June 30,	March 31,
	2007	2007	2007	2007	2007
Revenues	$87,883	$4,825	$83,887	$87,092	$77,471
Reimbursable expenses	2,824	193	3,695	3,610	2,448
Total revenues	90,707	5,018	87,582	90,702	79,919

Operating income/(loss)	$(12,369)	$927	$12,644	$(2,534)	$1,315
Net income/(loss)	(14,577)	877	10,736	(4,283)	(432)
Net income/(loss) attributable
to Duff & Phelps Corporation	(6,352)	877	10,736	(4,283)	(432)

Weighted average chares of
Class A common stock outstanding:
Basic	13,018	-	-	-	-
Diluted	13,018	-	-	-	-

Net loss per share attributable to
stockholders of Class A common stock
of Duff & Phelps Corporation
Basic	$(0.49)	-	-	-	-
Diluted	(0.49)	-	-	-	-

Note 19.	Subsequent Events

Offering of Class A Common Stock

On May 18, 2009, the Company consummated a follow-on offering with the sale of 8,050 newly issued shares of Class A common stock at $14.75 per share, less an underwriting discount of $0.7375 per share, as summarized in the following table:

Stock subscription of 7,000 shares at $14.75 per share	$103,250
Over allotment of 1,050 shares at $14.75 per share	15,488
Underwriting discount of 8,050 shares at $0.7375 per share	(5,937)
Offering related expenses	(961)
Net proceeds	$111,840

The Company used $67,112 of net proceeds to redeem 3,500 New Class A Units of D&P Acquisitions held by entities affiliated with Lovell Minnick Partners and Vestar Capital Partners and 1,050 New Class A Units of D&P Acquisitions held by employees (including executive officers), directors and entities affiliated with directors.  Units were redeemed at a price per unit equal to the public offering price.  In connection with the redemption, a corresponding number of shares of Class B common stock were cancelled.  In addition, the Company used $42,366 of the net proceeds to repay outstanding borrowings and terminated its credit facility.

Long-Term Debt

On May 22 , 2009, the Company terminated its Amended and Restated Credit Agreement, dated as of July 30, 2008, by and among Duff & Phelps, LLC, the primary operating subsidiary of the Company, D&P Acquisitions, the persons designated as lenders thereto, and General Electric Capital Corporation (“GE Capital”), in its capacity as Administrative Agent.  The facility consisted of a (i) $65,000 seven-year term loan, (ii) $15,000 delayed draw term loan, (iii) $20,000 six-year revolver loan, and (iv) $75,000 incremental term loan facility, which was uncommitted by the lenders and required additional approval at the time of request.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

As mentioned above, the Company used a portion of the net proceeds of its follow-on offering of Class A common stock to repay all amounts outstanding under the term loan facility and to cash collateralize $3,887 letters of credit previously outstanding under the facility.  In connection with the repayment, the Company incurred a nonrecurring charge of $1,737 to reflect the accelerated amortization of the debt discount and issuance costs of which $1,674 was non-cash.

On July 15, 2009, Duff & Phelps, LLC entered into a Credit Agreement (the "Credit Agreement") with Bank of America, N.A., as administrative agent and the lenders from time to time party thereto, providing for a $30,000 senior secured revolving credit facility (“Credit Facility”), including a $10,000 sub-limit for the issuance of letters of credit.  The proceeds of the facility are permitted to be used for working capital, permitted acquisitions and general corporate purposes.  The maturity date is July 15, 2012 and amounts borrowed may be voluntarily prepaid at any time without penalty or premium, subject to customary breakage costs.

Loans under the Credit Facility will, at the Company's option, bear interest on the principal amount outstanding at either (a) a rate equal to LIBOR, plus an applicable margin or (b) a base rate, plus an applicable margin.  The applicable margin rate will be based on the Company's most recent consolidated leverage ratio and ranges from 1.75% to 2.50% per annum depending on the Company's consolidated leverage ratio.  In addition, the Company is required to pay an unused commitment fee on the actual daily amount of the unutilized portion of the commitments of the lenders at a rate ranging from 0.25% to 0.50% per annum, based on the Company's most recent consolidated leverage ratio.

SCHEDULE II
DUFF & PHELPS CORPORATION AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS
(In thousands, except per share amounts)

		Additions
		Charged to	Charged to
	Beginning	Cost and	Other		Ending
	Balance	Expenses	Accounts(1)	Deductions(2)	Balance
Allowance for doubtful accounts
Successor
Year ended December 31, 2008	$1,881	$1,604	$5,686	$(7,470)	$1,701
Period from October 4 to December 31, 2007	2,146	450	530	(1,245)	1,881

Predecessor
Period from January 1 to October 3, 2007	1,856	266	887	(863)	2,146
Year ended December 31, 2006	447	165	1,542	(298)	1,856

 (1)Fee adjustments recorded as a reduction to revenue.
(2)Uncollectible accounts written off, recoveries of billed accounts receivable and fee adjustments recorded against the allowance.